Exhibit 10.1

OFFICE LEASE AGREEMENT

BETWEEN

NORTH PAD OFFICE, LLC

AS LANDLORD

AND

CRAY INC.

AS TENANT

DATED

April 21, 2016

TABLE OF CONTENTS

1.	Definitions and Basic Provisions		1
2.	Lease Grant		1
3.	Tender of Possession		1
4.	Gross Rent		2
5.	Delinquent Payment; Handling Charges		2
6.	Security Deposit		3
7.	Services; Utilities; Common Areas		3
	(a)	Services	3
	(b)	Excess Utility Use	3
	(c)	Common Areas	4
8.	Alterations; Repairs; Maintenance; Signs		5
	(a)	Alterations	5
	(b)	Repairs; Maintenance	7
		(i) By Landlord	7
		(ii) By Tenant	7
		(iii) Performance of Work	8
	(c)	Mechanic’s Liens	8
	(d)	Signs	9
9.	Use		10
10.	Assignment and Subletting		11
	(a)	Transfers	11
	(b)	Consent Standards	11
	(c)	Request for Consent	12
	(d)	Conditions to Transfer	12
	(e)	Attornment by Subtenants	12
	(f)	Additional Compensation	13
11.	Insurance; Waivers; Subrogation; Indemnity		13
	(a)	Tenant’s Insurance	13
	(b)	Landlord’s Insurance	14
	(c)	No Subrogation	15
	(d)	Indemnity	15
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee		15
	(a)	Subordination	15
	(b)	Attornment	16
	(c)	Notice to Landlord’s Mortgagee	16
	(d)	Landlord’s Mortgagee’s Protection Provisions	16
13.	Rules and Regulations		17
14.	Condemnation		17
	(a)	Total Taking	17
	(b)	Partial Taking - Tenant’s Rights	17
	(c)	Partial Taking - Landlord’s Rights	17
	(d)	Award	17
15.	Fire or Other Casualty		18
	(a)	Repair Estimate	18
	(b)	Tenant’s Rights	18

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	(c)	Landlord’s Rights	18
	(d)	Repair Obligation	18
	(e)	Abatement of Rent	19
16.	Personal Property Taxes		19
17.	Events of Default		19
	(a)	Payment Default	19
	(b)	Abandonment	19
	(c)	Estoppel/Financial Statement/Commencement Date Letter	19
	(d)	Insurance	20
	(e)	Mechanic’s Liens	20
	(f)	Other Defaults	20
	(g)	Insolvency	20
18.	Remedies		20
	(a)	Termination of Lease	20
	(b)	Termination of Possession	21
	(c)	Perform Acts on Behalf of Tenant	21
	(d)	Alteration of Locks	21
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies		21
	(a)	Payment by Tenant	21
	(b)	No Waiver	22
	(c)	Cumulative Remedies	22
	(d)	No Designation	22
	(e)	No Punitive Damages	22
20.	Default by Landlord		22
21.	Surrender of Premises		23
22.	Holding Over		23
23.	Certain Rights Reserved by Landlord		24
	(a)	Building Operations	24
	(b)	Security	24
	(c)	Repairs and Maintenance	24
	(d)	Prospective Purchasers and Lenders	24
	(e)	Prospective Tenants	24
24.	Substitution Space		24
25.	Hazardous Materials		25
26.	Miscellaneous		27
	(a)	Landlord Transfer	27
	(b)	Landlord’s Liability	27
	(c)	Force Majeure	27
	(d)	Brokerage	27
	(e)	Estoppel Certificates	27
	(f)	Notices; Notice Time Periods	28
	(g)	Separability	28
	(h)	Amendments; Binding Effect	28
	(i)	Quiet Enjoyment	28
	(j)	No Merger	29
	(k)	No Offer	29

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	(l)	Entire Agreement	29
	(m)	Waiver of Jury Trial	29
	(n)	Governing Law	29
	(o)	Recording	29
	(p)	Joint and Several Liability	29
	(q)	Financial Reports	29
	(r)	Landlord’s Fees	30
	(s)	Telecommunications	30
	(t)	Representations and Warranties	30
	(u)	Confidentiality	31
	(v)	Authority	31
	(w)	List of Exhibits	31
27.	Other Provisions		32

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BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	April 21, 2016

Landlord:	North Pad Office, LLC, a Delaware limited liability company

Tenant:	Cray Inc., a Washington corporation

Premises:	Suite Nos. 700 containing approximately 17,329 rentable square feet (the “7th Floor Premises”), 800 containing approximately 24,348 rentable square feet (the “8th Floor Premises”), 900 containing approximately 23,727 rentable square feet (the “9th Floor Premises,” together with the 7th Floor Premises and the 8th Floor Premises, the “7th - 9th Floor Premises”) and 1000 containing approximately 22,096 rentable square feet (the “10th Floor Premises”), for an aggregate of approximately 87,500 rentable square feet, in the building containing approximate 167,564 rentable square feet, commonly known as The Offices @ MOA (the “Building”), and whose street address is 2131 Lindau Lane, Bloomington, Minnesota. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The term “Complex” shall collectively refer to the Building, the adjacent retail center known as Mall of America, and any other buildings which comprise multi-building adjacent properties and improvements owned by Landlord or affiliated entities, if applicable.

Term/Lease Year:

Twelve (12) Lease Years and nine (9) months (153 calendar months), commencing on the Rent Commencement Date and ending at 5:00 p.m. local time on the last day of the 153rd full calendar month after the Rent Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

“Lease Year”, as used herein, means a period of twelve (12) consecutive months during the Lease Term. The first full Lease Year shall commence on the Rent Commencement Date if the Rent Commencement Date is the first day of the calendar month. If the Rent Commencement Date is other than the first day of a calendar month, then the first full Lease Year shall commence on the first day of the first full calendar month immediately after the Rent Commencement Date. The first full Lease Year shall expire at the end of the twelfth (12th) full calendar month occurring on or after the Rent Commencement Date.

Extension Options:	Two (2) Five (5) year Options to extend the Term of the Lease pursuant to the terms set forth in Exhibit H

Commencement Date and Rent Commencement Date:	With respect to each floor of the Premises, this Lease shall commence with respect to such floor on the date on which Landlord delivers possession of such floor of the Premises to Tenant (the “Commencement Date”). Notwithstanding anything herein to the contrary, Gross Rent will commence with respect to all of the Premises on May 1, 2017 (the “Rent Commencement Date”).

Gross Rent:	Gross Rent applicable to the 7th - 9th Floor Premises (containing approximately 65,404 rentable square feet) shall be the following amounts for the following periods of time:

Period	Annual Gross Rent Rate Per Rentable Square Foot	Monthly Installments of Gross Rent

Months 1 - 12	$36.75	$200,299.75

Months 13 - 24	$37.49	$204,333.00

Months 25 - 36	$38.23	$208,366.24

Months 37 - 48	$39.00	$212,563.00

Months 49 - 60	$39.78	$216,814,26

Month 61 - 72	$40.57	$221,120.02

Months 73 - 84	$41.39	$225,589.30

Months 85 - 96	$42.21	$230,058.57

Months 97 - 108	$43.06	$234,691.35

Months 109 - 120	$43.92	$239,378.64

Months 121 - 132	$44.80	$244,174.93

Months 133 - 144	$45.69	$249,025.73

Months 145 - 153	$46.61	$254,040.04

Gross Rent applicable to the 10th Floor Premises (containing approximately 22,096 rentable square feet) shall be the following amounts for the following periods of time:

Period	Annual Gross Rent Rate Per Rentable Square Foot	Monthly Installments of Gross Rent

Months 1 - 12	$37.50	$69,050.00

Months 13 - 24	$38.25	$70,431.00

Months 25 - 36	$39.02	$71,848.83

Months 37 - 48	$39.80	$73,285.07

Months 49 - 60	$40.59	$74,739.72

Month 61 - 72	$41.40	$76,231.20

Months 73 - 84	$42.23	$77,759.51

Months 85 - 96	$43.08	$79,324.64

Months 97 - 108	$43.94	$80,908.19

Months 109 - 120	$44.82	$82,528.56

Months 121 - 132	$45.71	$84,167.35

Months 133 - 144	$46.63	$85,861.37

Months 145 - 153	$47.56	$87,573.81

Permitted Use:	General office use and Tenant’s lab and server uses and purposes, and for no other purpose whatsoever.

Tenant’s Proportionate Share:	52.22%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 167,564 rentable square feet. The final rentable square feet figure for the Premises shall be determined and confirmed by Landlord and Tenant in writing as part of the final space planning process and ensuing measurements by not later than the date Tenant’s Plans (as defined in Section 6 of Exhibit D) for the 7th Floor Premises have been approved by Landlord. The final rentable square feet figure for the Premises will also be confirmed by Landlord and Tenant in accordance with Exhibit F hereto. As long as the Premises contain at least 83,783 rentable square feet, Tenant shall be considered to be the majority tenant of the Building for all applicable purposes of any rights or benefits that may require such status (e.g., signage rights). Balcony space shall be excluded from rentable square footage. Landlord agrees that the R/U factor for the Building shall not exceed 1.15.

Improvement Allowance:	Provided that there is no uncured Event of Default (as defined in Section 17), Landlord agrees to apply to the cost of the Tenant Improvements an amount equal to Seventy and 00/100 Dollars ($70.00) per rentable square foot of Premises (the “Improvement Allowance”), which amount will be paid to Tenant as provided in Exhibit D attached hereto and made a part hereof.

Initial Liability Insurance Amount:	$3,000,000 per occurrence

Broker/Agent:	For Tenant: AREA Corporate Real Estate Advisors

For Landlord: Cushman & Wakefield/NorthMarq

Tenant’s Address:	Prior to Rent Commencement Date:	Following Rent Commencement Date:

	380 East Jackson Street	At the Premises
	St. Paul, Minnesota 55101	Attention: Michael Fleming
	Attention: Michael Fleming	Telephone: (651) 605-9095
	Telephone: (651) 605-9095	Email: mfleming@cray.com
Email: mfleming@cray.com

	And to:	And to:

	Cray Inc.	Cray Inc.
	900 Lowater Road	900 Lowater Road
	Chippewa Falls, Wisconsin 84729	Chippewa Falls, Wisconsin 84729
	Attention: Bill Howard	Attention: Bill Howard
	Telephone: (715) 726-4672	Telephone: (715) 726-4672
	Email: bhoward@cray.com	Email: bhoward@cray.com

	With a copy to:	With a copy to:

	Cray Inc.	Cray Inc.
	901 Fifth Avenue, Suite 1000	901 Fifth Avenue, Suite 1000
	Seattle, Washington 98164	Seattle, Washington 98164
	Attention: Mike Piraino, General Counsel	Attention: Mike Piraino, General Counsel

Landlord’s Address:	For all Notices:	With a copy to:
	North Pad Office, LLC	Mall of America
	c/o Mall of America	60 East Broadway
	60 East Broadway	Bloomington, Minnesota 55425
	Bloomington, Minnesota 55425	Attn: Legal Department
	Attention Kurt Hagen	Telephone: (952) 883-8815
	Telephone: (952) 883-8742	Email: kathleen.allen@moa.net
Email: kurt.hagen@moa.net
With a copy to:
Lindquist & Vennum LLP
80 South 8th Street, Suite 4200
Minneapolis, Minnesota 55402
Attention: Laura Graf and Anne Olson
Telephone: (612) 371-3211
Email: lgraf@lindquist.com and aolson@lindquist.com

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of April 21, 2016, between NORTH PAD OFFICE, LLC a Delaware limited liability company (“Landlord”), and CRAY INC., a Washington corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day; “including” means including, without limitation; “Landlord Party” means any of the following persons: Landlord; any assignees claiming by, through, or under Landlord; and any of their respective agents, contractors, and employees; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and the restrictive covenants affecting the Project that are set forth on Exhibit C hereto (the “Permitted Covenants”), and “Law” shall mean any of the foregoing; “Normal Business Hours” means 6:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3. Tender of Possession. Landlord will tender possession of the Premises in “warm shell” condition (as defined in Section 1 of Exhibit D) to Tenant within five (5) Business Days after Landlord’s approval of Tenant’s Plans, which tender will be evidenced by an email or written notice from Landlord to Tenant. Landlord acknowledges that Tenant intends to build-out the Premises on a fast-track, design/build basis, which will entail delivery of the Premises in said condition to Tenant prior to final approval of all of Tenant’s Plans (but subject to Tenant not performing any alterations or improvements that have not first been approved by Landlord). If Landlord is unable to tender possession of the Premises by the applicable date set forth in the immediately preceding sentence, then the validity of this Lease shall not be affected or impaired thereby. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that are the obligation of Landlord. Notwithstanding anything herein to the contrary, Landlord shall be responsible for latent defects in the Landlord’s Work for which Tenant notifies Landlord to the extent that the correction of such defects is covered under valid and enforceable warranties. Landlord, at its option, may pursue such claims directly or assign any such warranties to Tenant for enforcement. Within ten (10) days after the Rent Commencement Date, Tenant and Landlord shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming the matters set forth therein; however, the failure of the parties to execute such letter shall not defer the Commencement Date or Rent Commencement Date or otherwise invalidate this Lease. If Tenant fails to execute such document within ten (10) days of receipt thereof from Landlord and such failure continues for five (5) additional Business Days after notice from Landlord, then such failure shall be deemed to constitute Tenant’s agreement to the contents of such document. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

4. Gross Rent. Tenant shall timely pay to Landlord Gross Rent (as defined in the Basic Lease Information), without notice, demand, deduction or set-off, by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or such other address as specified by Landlord or, at Tenant’s option, by Automated Clearing House (ACH) payment and shall be accompanied by all applicable state and local sales or use taxes. Except as otherwise provided herein, the obligations of Tenant to pay Gross Rent and the obligations of Landlord under this Lease are independent obligations. Gross Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Gross Rent shall be payable on the Rent Commencement Date; thereafter, Gross Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term. The monthly Gross Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Gross Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Rent Commencement Date. Payments of Gross Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Simultaneously upon execution of this Lease, Landlord shall execute and deliver an IRS W-9 form, Tenant’s ACH payment form and Tenant’s Size Self-Certification Form, all in the forms attached hereto as Exhibit K.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest beginning five (5) days after the date due until paid at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the lower of Two Thousand and no/100 Dollars ($2,000.00) or three percent (3%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable within ten (10) days after demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

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6. Security Deposit. INTENTIONALLY OMITTED.

7. Services; Utilities; Common Areas.

(a) Services. Landlord shall use all reasonable efforts to furnish to Tenant: (i) water at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are required by governmental authority or as Landlord reasonably determines are standard for class A office space in the Twin Cities metropolitan area during Normal Business Hours; (iii) elevators for ingress and egress to each floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during non-business hours, during repairs, and Holidays; and (iv) electrical current for equipment whose electrical energy consumption does not exceed normal office usage, including normal office lighting, personal computers (not supercomputers), monitors, servers typical for personal office computer equipment, typical personal computer printers, copiers and kitchen appliances (collectively, “Permitted Equipment”). If Tenant requires HVAC services during times other than Normal Business Hours, then Tenant must deliver a written request to Landlord before 3:00 p.m. on the day on which Tenant requires such after-hours HVAC service and Tenant will pay Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs for providing HVAC services during times other than Normal Business Hours shall include costs for electricity, water, sewage, labor, metering, filtering and maintenance reasonably allocated by Landlord to providing such service. Landlord shall further furnish cleaning and janitorial services for the Premises, including supplying and installing paper towels, toilet tissue and soap in the restrooms, on each Business Day (or more than once per Business Day, as needed). Landlord shall cause the security personnel responsible for patrolling the Complex to also patrol the Building and such personnel shall be available (but not necessary present in the Building) twenty-four (24) hours per day, seven (7) days per week. Tenant acknowledges that there will not be security personnel permanently stationed in the lobby of the Building.

(b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage (as described above). If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by

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Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises other than Permitted Equipment which materially affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, then Landlord and Tenant shall cooperate to reach a mutually acceptable solution. If no alternative solution is mutually agreed upon, then Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Section 7 shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder; provided, however, that if the service is interrupted for more than forty-eight (48) consecutive hours and such interruption is caused by the gross negligence or willful misconduct of a Landlord Party or a default under this Lease by Landlord, then Gross Rent shall abate until it is restored.

(c) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants of the Building, including among other facilities (as such may be applicable to the Complex), the ground floor lobby, third floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, the parking garages, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building in the Complex is not literally part of the Common Area, it will be deemed to be so included for purposes of Landlord’s ability to prescribe rules and regulations regarding same. Provided that there is no material adverse effect to Tenant’s access to or use of the Premises, Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex. Tenant expressly acknowledges that Landlord contemplates construction of additional buildings and improvements on land within the Complex and following such construction, the North access points to the Building may be modified or relocated temporarily during the period of construction or permanently, and that any such modification or relocation shall not constitute a breach of this Section. For example, and notwithstanding anything herein to the contrary, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building or Complex, as applicable, which areas may be elevated, surface or underground; provided, however, (i) Tenant’s parking rights in the east and west Mall of America parking ramps and Tenant’s rights to the Underground Parking under Section 27(e)

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shall supersede Landlord’s rights under this paragraph and (ii) subject to the Parking Exclusions (as defined in Section 27(e)), at all times, Tenant and Tenant’s employees, visitors and customers shall have the right to park in all parking areas and all parking spaces of the Complex that are available to general retail customers of the Complex, as such parking areas may be modified, replaced or closed to general retail customers from time to time. So long as Tenant has rights to parking in the east and west Mall of America parking ramps, all other parking areas of the Complex that are available to general retail customers of the Complex (subject to the Parking Exclusions) and the Underground Parking as provided in Section 27(e), any modifications to the parking shall not be deemed to have a material adverse effect on Tenant’s access to or use of the Premises. Tenant, and its employees, visitors and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements and other restrictions of record that are identified on Exhibit C hereto, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Without limiting the generality of Landlord’s ability to establish such reasonable rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, so long as reasonable access to and from the Premises at all times remains available.

(iii) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, subject to Section 8(d), use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations. Subject to the express provisions of this Lease, Tenant shall not make any alterations, additions or improvements to the Premises after the initial Work (as defined below) (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Landlord shall not unreasonably withhold, condition or delay its consent to proposed Alterations. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) will cost in excess of Fifty Thousand and no/100 Dollars ($50,000.00); or (iv) will require a building permit or similar governmental approval to undertake. Subsequent to obtaining Landlord’s consent and prior to commencement of the

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Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord, within ten (10) days after the rendition of a bill, for all of Landlord’s out-of-pocket third party costs incurred in connection with any Alterations, including all third party engineering, outside consulting, and construction fees incurred by or on behalf of Landlord in connection with the review and approval of Tenant’s plans and specifications in connection with the proposed Alterations. If Landlord reasonably determines that the proposed Alterations may affect the Building structure or systems, then Landlord may condition its consent to the Alterations upon Tenant reimbursing Landlord for Landlord’s actual out-of-pocket costs incurred for engineering review of the plans and specifications for the proposed Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations. If (i) the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, and (ii) Landlord notifies Tenant of the same in writing prior to Landlord granting its consent to the Alteration, then Tenant shall reimburse Landlord upon demand for all actual out-of-pocket costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease. Tenant shall have no obligation to remove any Alterations (whether performed pursuant to Exhibit D or otherwise) upon the surrender of the Premises. Without limiting the generality of the foregoing, Tenant shall not be required to remove any cabling or wiring. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work except to the extent resulting from the negligence or willful misconduct of any Landlord Party. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) installed in accordance with all EIA/TIA standards and the National Electric Code; (C) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.

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(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall at its sole expense keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless (i) such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant or Landlord otherwise has actual knowledge of the same or (ii) such failure is due to Landlord failing to exercise commercially reasonable efforts to maintain and repair the Building as a Class A office building similar to other Class A office buildings substantially similar to the Building in the Minneapolis-St. Paul metropolitan area. If any of the foregoing maintenance or repair is necessitated due to the negligent acts or omissions of any Tenant Party, Tenant shall pay the actual out-of-pocket costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under the Lease, so long as Landlord exercises commercially reasonable efforts to minimize any such interruption or inconvenience. To the extent allowed by applicable law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(ii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to require that such obligations be performed by a contractor approved by Landlord, which approval Landlord shall not unreasonably withhold, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to maintain or make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), or within such longer period of time as necessary if the repair cannot reasonably be completed within said time so long as Tenant commences such repair within such fifteen (15) days and thereafter continuously and diligently pursues completion of such repair, but in no event will such cure period be extended beyond an

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additional sixty (60) days, then Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable out-of-pocket cost of the repairs to Landlord within thirty (30) days after receipt of an invoice. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever unless due to the negligence or willful misconduct of a Landlord Party, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention by Tenant in connection with Tenant’s use and operation of the Premises are integral to Tenant’s compliance with its Lease obligations; provided, however, Tenant shall not be liable for leakage or seepage around windows or due to other Building construction defects (which shall remain Landlord’s obligation to cure). Tenant shall adopt and implement the moisture and mold control guidelines reasonably required by Landlord.

(iii) Performance of Work. All work, maintenance and repairs described in Sections 8(a) and 8(b) shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval Landlord shall not unreasonably withhold. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks as reasonably required by Landlord. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work, maintenance or repair or supplying materials prior to beginning such work and, in the case of an Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and

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ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Landlord’s lender, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.

(d) Signs. Except as otherwise expressly permitted herein, Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant, at its sole cost and expense, subject to application of the Improvement Allowance, shall have the right to install and, so long as Tenant leases more than (i) fifty percent (50%) of the rentable square footage of the Building or (ii) 83,783 rentable square feet, whichever is less, maintain signage in the Underground Parking and in the lobby of the Building depicting Tenant’s corporate name. In addition, Tenant, at Tenant’s sole cost and expense, subject to application of the Improvement Allowance, shall have the right to install, mount and, so long as Tenant leases and occupies more than (i) fifty percent (50%) of the rentable square footage of the Building or (ii) 83,783 rentable square feet, whichever is less, maintain (a) up to two (2) back-lit/illuminated, colored signs depicting Tenant’s corporate name on the exterior facia of the Building, one of which may be installed on the North-facing façade and one of which may be installed on the West-facing façade, both of which must be substantially in compliance with the depictions and dimensions set forth on Exhibit I attached

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hereto and made a part hereof; and (b) if and to the extent permitted by applicable Law, one (1) sign depicting Tenant’s corporate name on the roof of the Building (not to exceed 300 square feet) to be visible from the air. If the view from Interstate 494 of Tenant’s sign on the North-facing façade of the Building becomes obstructed, then Tenant shall have the right to move the sign to another location on the North-facing façade at Tenant’s expense, the location of which shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld. Landlord, at Landlord’s sole cost, will identify the location of The Offices @ MOA (but not individual tenants) on mall directories. Landlord, at Landlord’s sole cost, will identify Tenant and the location of the Premises on the directory installed by Landlord (at Landlord’s expense) in the lobby of the Building. The exact location, size, dimensions, color and method of installation of all signs shall be subject to compliance with Landlord’s signage criteria and shall be further subject to the prior review and approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Upon request of Landlord, Tenant shall immediately remove any sign which Landlord has not approved and which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by the City of Bloomington and/or Landlord governing signs of all tenants in the Project or Complex, as applicable. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the reasonable out-of-pocket cost of removal shall be payable by Tenant within thirty (30) days of invoice.

9. Use. Tenant shall occupy and use all of the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises (to the extent not the express obligation of Landlord under this Lease), and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed what is permitted by applicable Laws. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; or which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with

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other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises other than ordinary office uses, or is due to or results from any negligent act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Gross Rent due under this Lease, and Landlord’s acceptance of such amount shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Tenant may, subject to prior written consent from Landlord, which consent will not be unreasonably withheld, conditioned or delayed,: (1) assign, or transfer this Lease; or (2) sublet any portion of the Premises; (3) grant any license, concession, or other right of occupancy of any portion of the Premises; or (4) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(3) being a “Transfer”). Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord’s prior consent: (A) to assign all of its rights under this Lease to any corporation, partnership or other business entity which is (each a “Permitted Assignment”): (a) a subsidiary, parent, affiliate or other entity that controls, is controlled by, or is under common control with Tenant, (b) results from a merger or consolidation of or with Tenant, or (c) acquires substantially all the assets of Tenant; provided that in each case of a Permitted Assignment all of the following conditions are met: (i) such assignee has a tangible net worth equal to or greater than that of Tenant as evidenced by financial statements reasonably acceptable to Landlord; (ii) the business and operations of the assignee are of substantially comparable quality to the business and operations then being conducted by Tenant or other tenants in the Building; (iii) no Event of Default by Tenant exists under this Lease at the time of the proposed Permitted Assignment; and (iv) Tenant gives Landlord written notice of such assignment; and/or (B) to sublease all or any part of the Premises to any subsidiary, parent, affiliate or other entity that controls, is controlled by, or is under common control with Tenant (each, a “Permitted Sublease”); provided that in each case of a Permitted Sublease all of the following conditions are met: (i) no Event of Default by Tenant exists under this Lease at the time of the Permitted Sublease; (ii) the business and operations of the subtenant are of substantially comparable quality to the business and operations then being conducted by Tenant or other tenants in the Building; and (iii) Tenant gives Landlord written notice of such sublease. The term “control” means not less than a fifty percent (50%) equity interest in the applicable corporation, partnership or other business entity.

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises if the proposed transferee: (1) is creditworthy; (2) will use the Premises for the Permitted Use (thus, excluding without limitation,

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uses for credit processing and telemarketing) and will not use the Premises in any manner that differs from Tenant’s use and that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (3) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Notwithstanding anything herein to the contrary, Landlord will not be deemed to have unreasonably withheld its consent to any assignment of this Lease or subletting of the Premises if an Event of Default exists at the time of the proposed assignment or sublease.

(c) Request for Consent. If Landlord’s consent to a Transfer is required, then, at least fifteen (15) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and reasonable credit information sufficient to enable Landlord to determine the proposed transferee’s creditworthiness.

(d) Conditions to Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Notwithstanding anything herein to the contrary, in no event will any Transfer release Tenant from its obligations under this Lease. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. For so long as an uncured Event of Default exists while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so during an uncured Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by

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any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a sublease over the Rent allocable to the portion of the Premises covered thereby, after first subtracting all of Tenant’s transaction costs in connection with the Transfer, including broker fees and commissions, legal fees and costs, and improvement allowances, to the extent applicable.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of no less than $3,000,000 per occurrence, or, following the expiration of the initial Term, such other amount as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Landlord’s lender against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form approved in writing by Landlord; (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $3,000,000 combined single limit for property damage and bodily injury; (C) All Risk Property insurance covering the full value (less reasonable deductibles) of all Alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) All Risk Property insurance covering the full value (less reasonable deductibles) of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by

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virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $3,000,000; (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(2)(C) or attributable to the prevention of access to the Building or Premises; (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) upon not less than thirty (30) days’ prior notice to Tenant, such other insurance or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may reasonably require, and which are consistent with coverages typically being required by owners or mortgagees of buildings substantially similar to the Building in the Minneapolis-St. Paul metropolitan area. Subject to Section 11(c), Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form approved in writing by Landlord, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least five (5) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall endeavor to obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the State (defined below) and with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, after five (5) days’ written notice to Tenant, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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(c) No Subrogation. Notwithstanding any terms or provisions in this Lease to the contrary, Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (each, a “Loss”) arising from any occurrence in the Premises or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment, except to the extent the Loss is caused by the negligence or willful misconduct of a Landlord Party. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion. Subject to Section 11(c), Landlord shall indemnify, defend and hold harmless Tenant and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from any Loss arising from any occurrence in the Complex other than in the Premises, except to the extent the Loss is caused by the negligence or willful misconduct of a Tenant Party. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Landlord agrees, upon request therefor, to defend Tenant in such proceeding at its sole cost utilizing counsel satisfactory to Tenant in its sole discretion.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, as renewed, modified, and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified, and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within fifteen (15) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a

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subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

Simultaneously upon the execution of this Lease, Landlord shall cause the lessor under any Primary Lease to execute and deliver a Nondisturbance and Attornment Agreement in the form of Exhibit L attached hereto. This Lease shall not be subordinate to any Primary Lease unless Landlord and the lessor under the Primary Lease execute and deliver to Tenant said Nondisturbance and Attornment Agreement.

Within thirty (30) days after the Lease Date, Landlord shall use commercially reasonable efforts to obtain from the holder of each Mortgage against the Land and Building or any leasehold interest therein a Subordination, Nondisturbance and Attornment Agreement (“SNDA”) in the form attached hereto as Exhibit M. For purposes of this paragraph, Landlord will be deemed to have used commercially reasonable efforts if it uses reasonable efforts to facilitate the discussions between Tenant and the holder of the Mortgage. Landlord will not be in default under this Lease if the holder of the Mortgage refuses to sign an SNDA incorporating Tenant’s revisions thereto.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable

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opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. In the event that there is any conflict between the provisions of Sections 12(c) or 12(d) and the provisions of the final executed version of the SNDA, then the provisions of the SNDA shall control.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change or supplement such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, including the adjoining retail center, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party. Notwithstanding anything herein to the contrary, in the event of any conflict or inconsistency between the terms of this Lease (excluding Exhibit E) and the terms of Exhibit E, the terms of this Lease shall govern and control.

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building and/or access points to the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Gross Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

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15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises, the Underground Parking, essential Building mechanical services and/or access points to the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty (a “Material Casualty”) and Landlord estimates that the damage caused thereby cannot be repaired within the earlier of three hundred sixty-five (365) days after the date of the Casualty or one hundred eighty (180) days after the date of commencement of the repair and restoration work (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Similarly, if there is a Material Casualty that Landlord estimated would be repaired within the earlier of three hundred sixty-five (365) days after the date of the Casualty or one hundred eighty (180) days after the date of commencement of the repair and restoration work but the repairs are not completed within the earlier of three hundred sixty-five (365) days after the date of the Casualty or one hundred eighty (180) days after the date of commencement of the repair and restoration work, subject to extensions due to events of force majeure and Tenant Delay Days, then Tenant may terminate this Lease by delivering written notice to that effect to Landlord and stating the effective date of such termination which will be not less than thirty (30) days after the date of such notice; provided, however, if Landlord completes the repairs prior to the termination date set forth in the notice, then Tenant’s termination shall be deemed rescinded and this Lease shall remain in full force and effect.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Building exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; or (3) Landlord is required to pay the insurance proceeds arising out of the Casualty to the holder of the Mortgage and such funds are not available for restoration, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with

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due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, then Gross Rent for (i) the portion of the Premises rendered untenantable, or (ii) the portion of the Premises in which Tenant is unable to conduct its business operations in substantially the same manner as prior to the Casualty, shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

16. Personal Property Taxes. Tenant shall be liable for any taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes levied or assessed against Tenant’s personal property are included in the taxes levied against Landlord, Landlord provides to Tenant documentary evidence of the same from the Hennepin County Assessor’s Office and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by the inclusion of Tenant’s personal property, Landlord provides to Tenant documentary evidence of the same from the Hennepin County Assessor’s Office and Landlord elects to pay the taxes including such increased amount allocated to Tenant’s personal property, then Tenant shall pay to Landlord, within thirty (30) days following a written request therefor, the part of such taxes allocated to Tenant’s personal property.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within ten (10) days after Landlord notifies Tenant that the same is unpaid and overdue; provided, however, Landlord shall not be obligated to provide such notice more than two (2) times during any given calendar year. If such notice has been given two (2) times during any given calendar year, then for the balance of said calendar year, Tenant’s failure to pay Rent within ten (10) days after the same is due (without notice thereof) shall be an Event of Default;

(b) Abandonment. Tenant abandons the Premises, abandonment being defined as Tenant’s vacation of the Premises for a period of sixty (60) or more consecutive days, provided that such vacation is not due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Tenant;

(c) Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to

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Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q), if Tenant is obligated under Section 26(q) to provide the same; or (iii) the Confirmation of Commencement Date in the form of Exhibit F as required by Section 3, and such failure shall continue for five (5) Business Days after Landlord’s second (2nd) written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a) and such failure continues for five (5) Business Days after Landlord’s request;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof or for such longer period as reasonably necessary to cure such failure, provided that Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently pursues such cure to completion, but in no event will such period be extended for more than sixty (60) additional days; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within one hundred twenty (120) calendar days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Gross Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an amount equal to (A) the total Gross Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate as published in the Wall Street Journal “Money Rates” section, minus (B) the then present fair rental value of the Premises for such period, similarly discounted.

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(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Gross Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Gross Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. If Landlord has used commercially reasonable efforts to relet the Premises, then Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Gross Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(d) Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all actual out-of-pocket costs incurred by Landlord (including court costs and

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reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) making repairs or restorations as necessary to put the Premises into condition acceptable to a new tenant (excluding tenant improvements required by such new tenant); (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d) No Designation. If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

(e) No Punitive Damages. Notwithstanding anything herein to the contrary, neither Landlord nor Tenant shall seek, and neither party shall be liable for, punitive, special, exemplary or consequential damages.

20. Default by Landlord. If Landlord fails to perform, comply with or observe any agreement or obligation of Landlord under this Lease and the failure continues after the cure period described below, then Tenant may pursue its remedies at law or in equity; provided, however, if Tenant delivers a second written notice to Landlord and Landlord fails to perform, comply with or observe such agreement or obligation within an additional ten (10) Business Days after Landlord’s receipt of the second notice, then Tenant shall have the right upon the expiration of such ten (10) Business Day period, to perform such repair or otherwise cure Landlord’s default. If Tenant does such work or performs such obligation, Landlord agrees that it will reimburse Tenant for the reasonable out-of-pocket costs thereof within thirty (30) days after

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receipt of written notice from Tenant which notice shall include supporting documentation of the work performed and the costs incurred by Tenant. If Landlord does not reimburse Tenant within forty-five (45) days after receipt of such written notice from Tenant, then Tenant shall have the right to offset an amount not to exceed ten percent (10%) of each monthly installment Gross Rent next coming due under this Lease until Tenant has recouped such amount in full, together with interest at the Default Rate accruing from the date Tenant incurs such costs until the date the costs are recouped in full. In the event that Landlord, acting in good faith, disputes either the necessity of the expense or repair, the obligation to make the same or the cost thereof, Tenant’s remedy shall be an action at law or in equity and Tenant shall not be permitted any offsets or deductions from rent. As used above, Landlord’s cure period shall be thirty (30) calendar days after Tenant has delivered to Landlord written notice of the failure specifically describing the failure or such longer period as reasonably necessary to cure such failure, provided that Landlord commences to cure such failure within said thirty (30) day period and thereafter diligently pursues such cure to completion, but in no event more than sixty (60) days after receipt of Tenant’s notice. Notwithstanding anything herein to the contrary, in no event shall Tenant be permitted to make structural repairs to the Premises, the Building or the Complex.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises by any Tenant Party (other than small quantities used for ordinary general office purposes in compliance with applicable Laws), broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord). Tenant shall not be required to remove any wiring or cabling. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay Gross Rent equal to one hundred twenty-five percent (125%) of the Gross Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay Gross Rent equal to one hundred two percent (102%) of the Gross Rent payable during the last month of the Term.

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23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof (excluding the Premises); to enter upon the Premises for purposes of inspections or repairs (after giving Tenant not less than forty-eight (48) hours’ notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s use of or operations in the Premises or access to and from the Premises;

(b) Security. In addition to Landlord’s security service obligations under Section 7(a), Landlord may take such reasonable security measures as Landlord deems advisable (provided, however, that any such additional security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and, except as expressly provided in this Lease, security matters are the responsibility of Tenant), including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and securing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours and on Sundays and Holidays under such reasonable regulations as Landlord may prescribe from time to time;

(c) Repairs and Maintenance. To enter the Premises at all reasonable hours upon reasonable (not less than twenty-four (24) hours, except in the event of an emergency when no prior notice will be required) prior notice to perform Landlord’s repair and maintenance obligations and rights under the Lease; and

(d) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours upon reasonable (not less than forty-eight (48) hours) prior notice to show the Premises to prospective purchasers or lenders; and

(e) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours upon reasonable (not less than forty-eight (48) hours) prior notice to show the Premises to prospective tenants.

24. Substitution Space. Intentionally omitted.

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25. Hazardous Materials.

(a) During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

(c) At any time and from time to time during the term of this Lease, upon reasonable (not less than forty-eight (48) hours, except in the event of an emergency in which case no prior notice will be required) prior notice Landlord may perform, at Landlord’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises upon reasonable (not less than forty-eight (48) hours) prior notice and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment.

(d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex caused by any Tenant Party that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises known to Tenant that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications to or from Tenant regarding the Premises with any governmental agency relating to Environmental Laws, all such communications to or from Tenant with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim involving Tenant and the Complex or Premises as may reasonably be requested by Landlord.

(e) Intentionally omitted.

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(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by or against such Indemnitees to the extent resulting from (a) the presence of Hazardous Materials on the Complex which is caused by Tenant, (b) the presence of Hazardous Materials in the Premises which is caused by Tenant or a Tenant Party or knowingly permitted by Tenant and (c) any Environmental Claim to the extent relating to or resulting from Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand; provided, however, Landlord agrees that it shall not pay any such costs without first delivering to Tenant at least ten (10) days’ notice and opportunity to directly pay such cost or otherwise resolve the applicable Hazardous Materials Indemnified Matter in a manner acceptable to Landlord in Landlord’s reasonable judgment.

(i) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory

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authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential (or other speculative), damages therefor and shall be recoverable only from the interest of Landlord in the Building (including the rents and other income therefrom), and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

(c) Force Majeure. Other than for obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease. Landlord acknowledges that Landlord is responsible for paying a commission to Tenant’s broker, AREA Corporate Real Estate Advisors (“Tenant’s Broker”) in accordance with the terms of a separate written agreement between Landlord and Tenant’s Broker.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within fifteen (15) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit “G”.

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(f) Notices; Notice Time Periods. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. Wherever in this Lease Landlord is to give Tenant advance notice of not less than a certain number of hours (such as twenty-four (24) hours’ notice or forty-eight (48) hours’ notice), said hours must be hours of Business Days.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by the other party hereto in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided there is no uncured Event of Default hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

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(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Minnesota (the “State”).

(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant or Landlord hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to

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Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs. Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to provide any financial statements, books, records or reports to Landlord under this paragraph if Tenant’s financial statements and reports are available online at www.cray.com or any other website of which Tenant has notified Landlord in writing.

(r) Landlord’s Fees. Intentionally omitted.

(s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay. The parties agree that it shall be reasonable to withhold consent if such access, installation and/or operation causes interference with or interruption of the telecommunication uses and/or signals of other tenants or occupants of the Building or the Complex. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t) Representations and Warranties.

(i) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

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(ii) Tenant covenants with Landlord that neither Tenant nor any of its affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

(u) Confidentiality. Landlord acknowledges that Tenant will be obligated to make one or more filings with the Securities Exchange Commission that include a complete copy of this Lease, that access to this Lease will be readily available to the public online and that this Lease shall not be deemed to be confidential.

(v) Authority. Landlord and Tenant (if a corporation, partnership or other business entity) each hereby represent and warrant that it is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that it has full right and authority to execute and deliver this Lease, and that each person signing on behalf of it is authorized to do so.

(w) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B -	Description of the Land
Exhibit C -	Intentionally blank.
Exhibit D -	Work
Exhibit E -	Building Rules and Regulations
Exhibit F -	Form of Confirmation of Commencement Date Letter
Exhibit G -	Form of Tenant Estoppel Certificate
Exhibit H -	Renewal Option
Exhibit I -	Depiction of Exterior Building Signage
Exhibit J -	Calculation of Early Termination Fee
Exhibit K -	ACH Payment Form, W-9 Form and Size Self-Certification Form
Exhibit L -	Nondisturbance and Attornment Agreement
Exhibit M -	Subordination, Nondisturbance and Attornment Agreement
Exhibit N -	Plan Showing Tenant’s Designated Underground Parking Spaces located on P1 and P2
Exhibit O -	Plan Showing Restricted Surface Parking Areas

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27. Other Provisions.

(a) Existing Lease Termination. Tenant, as tenant, and NEA Galtier, LLC, as landlord, are parties to that certain Lease dated July 2, 2009, as amended (the “Existing Lease”). Tenant has provided Landlord with a full, complete and accurate copy of the Existing Lease. Tenant represents and warrants to Landlord that the Existing Lease is in full force and effect, Tenant is not in default or breach of any provision of the Existing Lease and Tenant’s right to terminate the Existing Lease, as provided in Section 25(c) of the Existing Lease, remains in full force and effect. As additional consideration for this Lease, Landlord agrees that on or before April 28, 2016, unless otherwise instructed in writing by Tenant, Landlord will pay to Tenant an amount equal of Two Million Two Hundred Seventy-Three Thousand Two Hundred Thirty-Eight and 17/100 Dollars ($2,273,238.17) (the “Existing Lease Termination Fee”) via check or wire transfer (as instructed by Tenant), which amount will, in turn, be paid by Tenant to the landlord under the Existing Lease as the termination fee due under the Existing Lease. Landlord shall have no liability or obligation with respect to the Existing Lease in excess of payment of the Existing Lease Termination Fee to Tenant as provided herein. If Landlord fails to timely pay the Existing Lease Termination Fee, then in addition to Tenant’s other rights and remedies, Tenant shall have the right and option to terminate this Lease by delivering written notice to that effect to Landlord, which notice must be delivered to Landlord no later than June 1, 2016.

(b) Early Termination. Tenant has a one-time right to terminate this Lease as of the last day of the ninety-sixth (96th) calendar month of the Term (the “Early Termination Date”) subject to and in accordance with the provisions of this section. To exercise such early termination right, Tenant must (a) deliver written notice to Landlord that Tenant desires to terminate this Lease as of the Early Termination Date at least twelve (12) months prior to the Early Termination Date; and (b) pay Landlord a payment equal to Four Million Eight Hundred Fifty-Six Thousand Six Hundred Fifty-Eight and 68/100 Dollars ($4,856,658.68) (“Early Termination Fee”), which amount was calculated based on the Premises containing 87,500 rentable square feet; provided, however, if the Premises are remeasured and it is determined and certified by the parties in the Confirmation of Commencement Date Letter that the Premises are larger or smaller than 87,500 rentable square feet, then the Early Termination Fee will be recalculated in accordance with the formula set forth on Exhibit J attached hereto and made a part hereof. Within five (5) Business Days after Tenant’s request, Landlord will calculate and confirm the exact amount of the Early Termination Fee, including supporting documentation. Tenant will pay the Early Termination Fee to Landlord concurrently with delivery of written notice of Tenant’s election to terminate pursuant to this Section.

(c) Expansion Option. During the period between the date of this Lease and April 30, 2018 (the “Expansion Period”), Tenant will have the exclusive right to expand the Premises to include all or any portion of the remaining space located on the 7th floor of the Building (the “7th Floor Available Expansion Space”) on the terms set forth in this Section. If Tenant desires to exercise such expansion option, Tenant must do so by delivering written notice to Landlord (the “Expansion Notice”), which Expansion Notice must identify the location and rentable square footage of the 7th Floor Available Expansion Space or applicable part thereof (the “7th Floor Actual Expansion Space”) and the date such expansion will be effective (the “Expansion Commencement Date”), and the Rent Commencement Date for the 7th Floor

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Actual Expansion Space shall not be later than May 1, 2018. If Tenant exercises its expansion option with respect to only a portion of the 7th Floor Expansion Space, then the location, dimensions and layout of such space will be subject to Landlord’s prior approval, which approval will not be withheld so long as the location and dimensions of the 7th Floor Actual Expansion Space do not make the remainder of the 7th Floor of the Building unmarketable or unusable. Tenant’s failure to deliver an Expansion Notice during the Expansion Period is deemed a waiver of Tenant’s expansion option.

(i) If Tenant properly exercises its expansion option on or prior to the Rent Commencement Date (May 1, 2017) and if no Event of Default then exists, then Tenant’s lease of the 7th Floor Actual Expansion Space shall be on the same terms and conditions applicable to the 7th - 9th Floor Premises, including payment of Gross Rent at the Annual Gross Rent Rate Per Rentable Square Foot for the 7th-9th Floor Premises stated herein and including an improvement allowance equal to Seventy and 00/100 Dollars ($70.00) per rentable square foot of the 7th Floor Actual Expansion Space. Notwithstanding anything herein to the contrary, if Tenant elects to expand the Premises into all of the 7th Floor Available Expansion Space pursuant to this Section 27(c)(i), then Tenant’s lease of such 7th Floor Available Expansion Space shall be on the same terms and conditions as applicable to the 7th - 9th Floor Premises, including an improvement allowance equal to Seventy and 00/100 Dollars ($70.00) per rentable square foot of the 7th Floor Available Expansion Space; provided, however, the Gross Rent applicable to such 7th Floor Available Expansion Space shall be abated in its entirety through April 30, 2018.

(ii) If Tenant properly exercises its expansion option after the Rent Commencement Date but prior to February 1, 2018 by providing an Expansion Notice to Landlord and if no Event of Default then exists, then Tenant’s lease of the 7th Floor Actual Expansion Space shall be on the same terms and conditions applicable to the 7th - 9th Floor Premises, including payment of Gross Rent at the Annual Gross Rent Rate Per Rentable Square Foot for the 7th-9th Floor Premises stated herein; provided, however, Tenant will be entitled to an improvement allowance calculated by multiplying (a) $70.00 per rentable square foot of the 7th Floor Actual Expansion Space, times (b) the fraction obtained by dividing (i) the number of months remaining in the initial Term following the Expansion Commencement Date, by (ii) 153.

(iv) Tenant’s leasing of the 7th Floor Actual Expansion Space will be coterminous with the balance of the Premises.

(v) If Tenant does not exercise its expansion option as provided in this Section or if Tenant exercises its expansion option as provided in this Section for less than all of the 7th Floor Available Expansion Space, then Landlord will be solely responsible, at its sole cost and expense, for the construction and installation of all Common Area improvements and required demising on the 7th floor of the Building to accommodate the 7th Floor Expansion Space.

(vi) Tenant’s Proportionate Share will be proportionately increased to include the 7th Floor Actual Expansion Space. The number of parking spaces available for use by Tenant, including pursuant to Section 27(e), will also be proportionately increased and the Early Termination Fee will be recalculated to take into account the Improvement Allowance and the commissions that will be payable in connection with Tenant’s lease of the 7th Floor Actual Expansion Space.

(vii) Within thirty (30) days after Landlord receives Tenant’s Expansion Notice, Landlord and Tenant will execute a written amendment to this Lease adding the 7th Floor Actual Expansion Space to the Premises effective as of the Expansion Commencement Date. Such amendment will incorporate the appropriate terms set forth above and will be in form and substance reasonably satisfactory to Landlord and Tenant. If Landlord and Tenant fail to timely execute such amendment, however, Tenant will nevertheless be obligated to lease the 7th Floor Actual Expansion Space on the terms set forth in this Section once Tenant has exercised its expansion option in the manner provided in this Section, and both Landlord and Tenant shall otherwise be obligated to perform their respective obligations under this Section 27(c).

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(d) Right of First Offer. So long as no Event of Default then exists under this Lease, Tenant will have an ongoing first right (“First Right”) to be offered by Landlord the opportunity to lease all space in the Building which is contiguous to the Premises (including contiguous floors); provided, however, in the event that contiguous space is not available in the Building then the First Right shall apply to the next closest non-contiguous space within the Building (the “First Right Space”). The First Right is subject to the terms and conditions set forth in this Section. If at any time after the Commencement Date Landlord intends to lease all or any part of the First Right Space which becomes Available for Lease (as defined herein), then Landlord will first notify Tenant that such First Right Space is available for lease (the “Available Space”). If Tenant exercises its First Right and, as a result, is leasing an entire floor of the Building, then Tenant’s ongoing First Right shall apply to the next contiguous space in the Building. Tenant must notify Landlord in writing within twenty (20) days of receiving Landlord’s notice whether Tenant desires to lease the Available Space from Landlord. Tenant may only exercise its First Right with respect to all of the Available Space; provided, however, if Tenant does not elect to lease all of the Available Space (thereby rejecting Landlord’s offer) and Landlord subsequently intends to lease less than all of the Available Space to a third party, then Tenant’s First Right shall again apply with respect to said portion of the Available Space (which portion shall then be deemed to be the “Available Space” hereunder) and Landlord must first offer to Tenant the right to lease such space pursuant to this Section 27(d). If Tenant notifies Landlord that Tenant does not desire to lease the Available Space, or if Tenant does not respond in writing to Landlord’s notice within such twenty (20) day period, then Landlord may freely lease the Available Space without restriction. If Tenant notifies Landlord in writing within such twenty (20) day period that Tenant desires to lease the Available Space, the parties will thereafter enter into an amendment to this Lease to add the Available Space to the Premises on the same terms and conditions applicable to the 7th - 9th Floor Premises, and it will be delivered in “warm shell” condition, as defined in Exhibit D attached hereto. Tenant will be entitled to an improvement allowance calculated by multiplying (a) $70.00 per rentable square foot of the Available Space, times (b) the fraction obtained by dividing (i) the number of months remaining in the initial Term following the commencement date applicable to the Available Space, by (ii) 153; (2) Landlord will be solely responsible for all costs and expenses associated with the construction, removal or modification of multi-tenant corridors; and (3) balcony space will not be included in the rentable square footage of any Available Space. If Landlord and Tenant fail to timely execute such amendment, however, Tenant will nevertheless be obligated to lease the

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Available Space on the terms set forth in this Section once Tenant has exercised its First Right in the manner provided in this Section, and both Landlord and Tenant shall otherwise be obligated to perform their respective obligations under this Section 27(d). Notwithstanding anything herein to the contrary, in no event will Landlord be required to pay any Early Termination Fee in connection with respect to any Available Space or an exercise of Tenant’s First Right. As used herein “Available for Lease” shall mean: (1) with respect to space available in the Building as of the date hereof that has not been leased to any third-party tenant, the receipt or issuance of a counter-offer for lease of any portion of the Available Space from or to a prospective third-party tenant; or (2) with respect to any space that comes available due to an expiration or other termination of a lease, space that is being marketed as available for lease by Landlord.

(e) Parking. During the Term of this Lease (as it may be extended), Tenant shall have the right to use, at no additional cost, Tenant’s Proportionate Share (calculated as provided in the Basic Lease Information) of one hundred seventy (170) of the parking spaces (the “Underground Office Parking Spaces”) located on Levels P1 and P2 of the underground parking garage serving the Building (the “Underground Parking”) in the locations depicted on Exhibit N. Landlord will provide Tenant with hanging parking tags in an amount equal to Tenant’s Proportionate Share of the Underground Office Parking Spaces and such hanging tags must be visible from exterior of all vehicles parking in the Underground Office Parking Spaces. Tenant’s proportionate share of the Underground Office Parking Spaces located on Level P1 and identified on Exhibit N will be designated for exclusive use by Tenant’s employees, visitors and clients from 6:00 a.m. to 6:00 p.m. Monday through Friday. The Underground Office Parking Spaces located on Level P2 shall will be designated for the exclusive use by office tenants from 6:00 a.m. to 6:00 p.m. Monday through Friday. The foregoing shall not restrict Tenant from using the Underground Office Parking Spaces outside posted hours to the extent that such spaces are available. If Tenant or its employees or guests are parked in the Underground Office Parking Spaces, they will not be required to move their vehicle at or after 6:00 p.m. Landlord will cause the Underground Parking to be monitored and patrolled to confirm that only authorized parkers are using the Underground Office Parking Spaces. In addition to the Underground Parking and notwithstanding anything in this Lease to the contrary, subject only Parking Exclusions (as defined below), Tenant shall have unlimited free access to park in all parking areas and all parking spaces of the Complex that are available to general retail customers of the Complex, as such parking areas may be modified, replaced or closed to general retail customers from time to time. For purposes of this Lease, “Parking Exclusions” means (a) parking areas designated for the exclusive use of hotel customers and guests, (b) parking areas designated for exclusive valet parking use, (c) the surface parking lots depicted on Exhibit O attached hereto, (d) parking areas designated for customer/parcel pick up, and (e) similar exclusions for existing and/or future parking structures. Landlord will make reasonable accommodations upon Tenant’s request for extended or overnight parking on Level P2 of the Underground Parking and/or in Mall of America’s east and west retail parking ramps in areas designated by Landlord and will provide parking tags to identify vehicles which are authorized for extended or overnight parking. When space is available on Level P2 of the Underground Parking, Landlord will use commercially reasonable efforts to accommodate Tenant’s request(s) for overnight or extended parking on Level P2. Parking on Level P2 of the Underground Parking will be subject to controlled card access. Parking in the Underground Parking is subject to the other provisions of this Lease, including without limitation, the Building Rules and Regulations; provided, however, Landlord shall not have the right to replace all or any part of the Underground Parking with substitute

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parking unless expressly agreed in writing by Tenant at that time, but Landlord may move the Underground Office Parking Spaces to another location within the western half of Level P1 or P2 of the Underground Parking without Tenant’s prior approval. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle in the Underground Parking or any other parking area serving the Building.

(f) Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

(g) Permitted Covenants. Landlord represents and warrants to Tenant that Landlord has not received written notice of any breach, default or other failure to comply with any of the Permitted Covenants and the documents referenced in the memoranda included in the Permitted Covenants that would have a material and adverse effect on Tenant’s rights under this Lease. Landlord does not have any actual knowledge of any default, breach or other failure to comply with the terms of the Permitted Covenants that would have a material and adverse effect on Tenant’s rights under this Lease. Landlord shall comply with its obligations under the Permitted Covenants and the documents referenced in the memoranda included in the Permitted Covenants. Landlord shall use commercially reasonable efforts to enforce its rights under the Permitted Covenants and the documents referenced in the memoranda included in the Permitted Covenants that would have a material and adverse effect Tenant’s rights under this Lease, including rights to cause compliance under the Permitted Covenants and the memoranda included in the Permitted Covenants by the other parties thereto.

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This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	NORTH PAD OFFICE, LLC,
a Delaware limited liability company

	By:	/s/ Kurt Hagen
	Name:	Kurt Hagen
	Title:	SVP Development

Execution Date:	April 21, 2016

TENANT:	CRAY INC., a Washington corporation

	By:	/s/ Michael C. Piraino
	Name:	Michael C. Piraino
	Title:	SVP Administration, General Counsel and Corporate Secretary

Execution Date:	April 21, 2016

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EXHIBIT A

OUTLINE OF PREMISES

(Not Attached)

A-1

EXHIBIT B

DESCRIPTION OF THE LAND

Tract E, Registered Land Survey No. 1823, Hennepin County, Minnesota.

B-1

EXHIBIT C

THE PERMITTED COVENANTS

(Not Attached)

C-1

EXHIBIT D

WORK

1. Acceptance of Premises. Except as set forth in this Exhibit D, Landlord will deliver the Premises in “AS-IS” condition, which Landlord agrees shall be “warm shell” condition. For purposes of the Lease, “warm shell” condition consists of: (a) concrete slab, (b) exterior enclosure, (c) utilities stubbed to each floor, and (d) heating, ventilation and air conditioning stubbed to each floor.

2. Allowance.

(a) Improvement Allowance. Landlord shall provide to Tenant an improvement allowance not to exceed Seventy and 00/100 Dollars ($70.00) per rentable square foot in the Premises (the “Improvement Allowance”) to be applied toward the total construction costs for the Work, as adjusted for any changes to the Work, as well as third party out-of-pocket costs incurred by Tenant in connection with the Work. “Work” shall mean all improvements and finish work to be constructed and installed in accordance with and as indicated on the Tenant’s Plans (as defined in Section 5 of this Exhibit D). The Improvement Allowance may be used for all hard costs and soft costs (including architectural, engineering and design costs) incurred in connection with construction of the Work, as well as costs incurred for cabling, moving into the Premises, project management in connection with the Work (if Tenant separately engages a project manager), building permits, signage, and acquisition and installation of furniture, fixtures and equipment to be installed in the Premises. The costs for the Work and all other costs and expenses that may be paid from the Improvement Allowance are collectively referred to herein as the “TI Costs.”

(i) Landlord shall make monthly disbursements of the Improvement Allowance to pay TI Costs incurred pursuant to periodic draw requests made by or on behalf of Tenant, subject to Tenant satisfying the conditions set forth in this Exhibit D, including following conditions:

(A) To the extent the payment is to be made to the general contractor performing the Work, Tenant shall submit a sworn construction statement from the general contractor in a form reasonably acceptable to Landlord.

(B) To the extent the payment is to be made to the general contractor or is otherwise for Work that may allow a mechanic’s lien to attach if unpaid, Tenant shall provide a lien waiver from the general contractor for the current disbursement and full and final lien waivers from subcontractors and suppliers for previous disbursements.

(C) With respect to TI Costs for furniture, equipment or other materials or services as to which a mechanic’s lien may not attach, then Tenant shall provide supporting invoices for the same (without the requirement of providing a sworn construction statement or lien waivers).

(ii) Within thirty (30) days after receipt of the disbursement request and applicable supporting documentation required under this Exhibit D (including under Section 2(a)(i)(A)), Landlord shall disburse the requested TI Costs from the Improvement Allowance.

(iii) Promptly following Substantial Completion of the Work, Tenant will deliver to Landlord a further request for payment of the Improvement Allowance, accompanied by all of the following in form and substance satisfactory to Landlord: (a) a Certificate of Substantial Completion duly executed by Tenant’s architect certifying that the Work is Substantially Complete; (b) a final Certificate of Occupancy for the Premises; (c) duly executed unconditional lien waivers and such other affidavits, certificates, information, and data as may be requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord’s lender, if any (which endorsement shall be at Landlord’s expense); (e) copies of all warranties and guaranties relating to the Work together with duly executed assignments thereof to Landlord; (f) an itemized computation of the actual total Construction Costs for the Work and actual total TI Costs; (g) final as-built plans and specifications for the Work; and (h) such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free Substantial Completion of the Work. Unless within fifteen (15) days after Tenant notifies Landlord that Substantial Completion has occurred Landlord reasonably disputes Tenant’s assertion that Substantial Completion has occurred, then thirty (30) days after Landlord’s receipt of all of the items set forth in this subpart (iii) Landlord will disburse to Tenant the amount of the total TI Costs, up to the then-undisbursed amount of the Improvement Allowance. Notwithstanding anything in this Exhibit D to the contrary, Tenant shall be solely responsible for any and all costs of constructing the Work in excess of the Improvement Allowance.

(b) Additional Allowance. In the event that Tenant has used the entire Improvement Allowance, and provided that no Event of Default exists under the Lease, Tenant shall have the right to increase the Improvement Allowance by an amount up to Ten and 00/100 Dollars ($10.00) per rentable square foot of the Premises (the “Additional Allowance”) from Landlord in order to pay for TI Costs in excess of the Improvement Allowance. Any Additional Allowance used by Tenant hereunder shall be repaid to Landlord as additional Gross Rent in equal monthly installments throughout the initial Term at an interest rate equal to seven percent (7%) per annum.

3. Definitions.

(a) As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work that is not caused by Force Majeure or by Landlord Delay that occurs (i) because of Tenant’s failure to timely deliver or approve any required documentation such as Tenant’s Plans, (ii) because Tenant fails to timely furnish any material information or deliver or approve any required documents such as Tenant’s Plans (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (iii) because of any change by Tenant to Tenant’s Plans, (iv) because Tenant or Tenant’s designated representative fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required and scheduled hereunder or otherwise reasonably scheduled and necessary in connection with the preparation or completion of any construction documents, such as Tenant’s Plans or in connection with the performance of the Work, (v) because a Tenant Party otherwise delays completion of the Work; (vi) a Tenant Party requests special order or long lead time items that will delay completion of the Work; or (vii) any breach by Tenant of the terms of this Exhibit or the Lease that affects the timing of performance of the Work. Landlord shall not have the right to claim any Tenant Delay Days unless Landlord gives written notice of any such delay to Tenant as soon as practicable, but in any event within ten (10) days after Landlord knew or should have known of the event or condition that caused the delay.

(b) As used herein, “Landlord Delay” means any actual delay as a result of any one or more of the following, except to the extent that such actual delay is caused by Force Majeure or by a Tenant Delay Day: (i) Landlord’s failure to timely review and approve any required documentation, such as Tenant’s Plans; (ii) any breach by Landlord of the terms of this Exhibit or the Lease that affects the timing of performance of the Work; (iii) Landlord’s recommended changes to Tenant’s Plans or Tenant Improvements after Landlord’s prior approval of the same; (iv) if Tenant provides Landlord with written notice that a meeting is critical to the timing of Substantial Completion of an identified portion of the Work and Landlord fails or refuses to attend such meeting; or (v) five (5) days prior written notice is provided to Landlord of a critical path item that needs to be completed by a Landlord Party in connection with an identified portion of the Work and the Landlord Party fails or refuses to commence or provide such critical path item and such failure or refusal actually delays completion of the Work. Tenant shall not have the right to claim any Landlord Delay unless Tenant gives written notice of any such delay to Landlord as soon as practicable, but in any event within ten (10) days after Tenant knew or should have known of the event or condition that caused the actual delay.

(c) As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial and material accordance with Tenant’s Plans, as reasonably determined by the Architect (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) and the issuance of any necessary municipal certificate of occupancy for the Premises.

4. Landlord Delay. As soon as possible after the date of this Lease, Tenant will provide Landlord with Tenant’s commercially reasonable and good faith schedule of the dates for the phased Substantial Completion of the Work. If Substantial Completion of a specific portion of the Work, as identified on the schedule, is actually delayed and such delay is materially due to Landlord Delay, then (i) the Rent Commencement Date applicable to the particular floor to be Substantially Complete based on the approved schedule shall be delayed by one day for each day that Landlord Delay causes Tenant to be delayed in occupying that portion of the Premises for Tenant’s normal business purposes, and (ii) Landlord shall be liable to Tenant for Tenant’s reasonable, actual documented out-of-pocket losses and damages incurred by Tenant (which may include holdover rent paid by Tenant for any of Tenant’s current leased space in St. Paul, Minnesota) to the extent that such losses and damages are due to the Landlord Delay.

5. Performance of the Work; Landlord and Tenant Representatives. The Work shall be completed in accordance with the procedure set forth in this Section 5 and Exhibit D-1 attached hereto and made a part hereof.

A. Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	North Pad Office, LLC
c/o Mall of America
60 East Broadway
Bloomington, Minnesota 55425
Attention: Kurt Hagen
Telephone: (952) 883-8742
Email: kurt.hagen@moa.net

Tenant’s Representative:	Cray Inc.
900 Lowater Road
Chippewa Falls, Wisconsin 84729
Attention: Bill Howard
Telephone: (715) 726-4672
Email: bhoward@cray.com

B. Tenant’s Obligations Before Commencement Date. Landlord has delivered to Tenant and Tenant acknowledges receipt of the Tenant Information Package which is deemed incorporated herein by this reference (hereinafter referred to as “Tenant Information Package”). Notwithstanding anything in this Lease to the contrary, in the event of any conflict or inconsistency between any terms, provisions or requirements of the Tenant Information Package and any terms, provisions or requirements of this Lease (disregarding its references to the Tenant Information Package), then the terms, provisions and requirements of this Lease shall govern and control. Tenant will electronically submit to Landlord Adobe pdf files of plans and specifications prepared by a registered architect or engineer, of all or parts of the Work (hereinafter called “Tenant’s Plans”), prepared in conformity with this Exhibit and/or Exhibit D-1 and the Tenant Information Package. Landlord acknowledges that Tenant intends to complete the Work on a fast-track, design-build basis and that Tenant may submit to Landlord Tenant’s Plans for different portions of the Work at different times, to allow performance of the Work to commence prior to finalizing all of Tenant’s Plans for all of the Work. (The foregoing procedure shall not be construed to permit Tenant to complete any part of the Work if the Tenant’s Plans for such part of the Work are not first approved by Landlord.) Within ten (10) Business Days after receipt of Tenant’s Plans, Landlord shall notify Tenant of any failures of Tenant’s Plans to conform to Exhibit D-1, the Tenant Information Package or otherwise to meet with Landlord’s approval, which approval Landlord shall not unreasonably withhold, condition or delay. If Landlord disapproves of Tenant’s Plans, then Landlord’s notice of disapproval shall specify in reasonable detail the reasons for such disapproval. If Landlord does not notify Tenant of disapproval within said five (5) Business Days (including such reasonable details of the reasons for disapproval), then Tenant will send Landlord a second request for its approval or disapproval. If Landlord does not notify Tenant of disapproval within an additional three (3)

Business Days after receipt of the additional notice, then Landlord shall be conclusively deemed to have approved Tenant’s Plans. Tenant shall within fifteen (15) days after receipt of any such notice cause Tenant’s Plans to be revised to the extent necessary to obtain Landlord’s approval and resubmitted for Landlord’s approval. Landlord shall notify Tenant whether it approves the revised Tenant’s Plans within three (3) Business Days after Tenant’s submission thereof. If Landlord disapproves of such revised Tenant’s Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) Business Days after such notice, further revise such Tenant’s Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. If Landlord does not notify Tenant of disapproval within said three (3) Business Days (including such reasonable details of the reasons for disapproval), then Tenant will send Landlord a second request for its approval or disapproval. If Landlord does not notify Tenant of disapproval within an additional three (3) Business Days after receipt of the additional notice, then Landlord shall be conclusively deemed to have approved Tenant’s Plans. When Landlord has approved the original or revised Tenant’s Plans, Landlord shall sign and return (which signature and return may be transmitted electronically) one (1) set of approved Tenant’s Plans to Tenant and the same shall become a part hereof by this reference. Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or conformity with applicable laws (including but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational Safety and Health Act), and Tenant shall be solely responsible for all plans and specifications, including, without limitation, the Tenant’s Plans. Tenant shall not commence any part of Tenant’s Work until Landlord has approved Tenant’s Plans for such part of the Work, unless prior Landlord approval has been obtained in writing.

Subject to Tenant’s compliance with this Exhibit and the Lease, Tenant may commence the Work immediately following Landlord’s delivery of the Premises to Tenant in the condition required under the Lease. Tenant will complete the Work in accordance with Exhibit D-1 (subject to change orders approved by Tenant and Landlord), install all trade fixtures and equipment and use commercially reasonable efforts to commence business operations therein not later than the Rent Commencement Date.

C. Failure of Tenant to Perform. Because of the difficulty or impossibility of determining Landlord’s damages resulting from Tenant’s failure to open for business on the Rent Commencement Date, including, but not limited to, damages from diminished saleability, leasability, mortgageability or economic value of the Building, if Tenant fails to open for business within thirty (30) days after the Rent Commencement Date (subject to Landlord Delay and force majeure), Landlord may, without notice or demand, in addition to the right to exercise any other remedies and rights herein or at law provided, collect rent from the Rent Commencement Date in an amount equal to the Annual Gross Rent and other additional rent and other amounts payable by Tenant hereunder, and, in addition thereto, an amount equal to twenty five percent (25%) of 1/365ths of the Annual Gross Rent for each day after the thirtieth (30) day following the Rent Commencement Date that Tenant has failed to open for business in the Premises. All remedies in this Lease or at law provided shall be cumulative and not exclusive.

D. Certification. As used in this Exhibit D, the “General Contractor” means the general contractor selected by Tenant and approved by Landlord (which approval will not be unreasonably withheld) to serve as the general contractor to complete the Work. Within fifteen

(15) days after the later of (i) the date Tenant commences Tenant’s normal business operations in the Premises or (ii) the date final payment is made to the General Contractor under the construction contract, Tenant shall deliver to Landlord the following: (a) Tenant’s affidavit stating that the work to be performed by Tenant pursuant to the terms of this Lease has been completed in compliance with Exhibit D-1 and Tenant’s Plans, as approved by Landlord, and that no security interest under the Uniform Commercial Code or chattel mortgages are outstanding or have been filed against any real estate interest of Landlord, it being intended that any such affidavit may be relied upon by Landlord and that any deliberate misstatement by Tenant shall constitute an event of default hereunder; (b) an affidavit of the General Contractor stating that all subcontractors, laborers and materialmen who have performed work on or furnished materials to the Premises (whose names and addresses shall be recited in the affidavit) pursuant to the construction contract with the General Contractor have been paid in full and that all liens therefor that have or might be filed have been discharged of record or waived; (c) a complete release and waiver of lien with respect to the Premises from any general contractor and all subcontractors who have performed work on or furnished material to the Premises, or in lieu thereof, an attorney’s certification that the lien period for the work performed on Tenant’s behalf in the Premises has expired and that no liens in connection therewith have been filed; (d) Tenant’s written acceptance of the Premises stating that Landlord has completed all of Landlord’s Work, if any, required to be performed by Landlord pursuant to the terms of this Lease and that Tenant reserves no claims, offsets or backcharges, or stating those claimed, subject to the provisions of the Lease relating to latent defects; (e) any monies owing to Landlord for the cost of any work done for or on behalf of Tenant; and (f) all certificates and approvals with respect to the work performed by Tenant or on Tenant’s behalf that may be required by any governmental authorities as a condition for the issuance of an occupancy certificate for the Premises together with a copy of any occupancy certificate issued by the proper governmental authority for the Premises.

EXHIBIT “D-1”

DESCRIPTION OF TENANT’S WORK

I. TENANT’S WORK – Tenant shall complete all Work, subject to and in accordance with, the following:

A. GENERAL PROVISIONS:

1. Payment and Performance Bonds. Intentionally omitted.

2. Tenant’s Work Standards. All Work shall conform to the more stringent of applicable statutes, ordinances, regulations, codes, and the Tenant Information Package which contains the basic architectural, electrical and mechanical information necessary for the preparation of Tenant’s Plans, and which by this reference is incorporated into and made a part of this Lease. Landlord reserves the right to require changes in the Work when necessary by reason of the aforementioned standards. No approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

3. Insurance Requirements. Prior to commencement of the Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant or the General Contractor shall effect Builder’s Risk Insurance covering Landlord, Tenant, Tenant’s contractors and Tenant’s subcontractors, as their interest may appear against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard “All Risk” policy of insurance protecting against all risk of physical loss or damage to all of the Work in place and all materials stored at the site of the Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to the Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within the Building, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the Premises for the performance of the Work to the extent not caused by the negligence or willful misconduct of any Landlord Party, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to the Work and Tenant agrees to require all contractors and subcontractors engaged in the performance of the Work to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, MOA Management LLC, MOAC Mall Holdings, LLC, North Pad Development, LLC, Landlord’s mortgage company, Port Authority of the City of Bloomington, Minnesota, Tenant and Tenant’s contractors, prior to commencement of the Work and until completion thereof, the following insurance coverages:

a. Workmen’s Compensation and Occupational Disease insurance in accordance with laws of the State of Minnesota and Employer’s Liability Insurance with limits of not less than $1,000,000.00 per occurrence.

b. Commercial General Liability Insurance affording protection for bodily injury, death, personal injury and property damage, and including coverage for contractual liability, independent contractors, completed operations and products liability with limits of not less than $3,000,000.00 combined single limit per occurrence.

D-1-1

c. Comprehensive Automobile Liability Insurance, including coverage for “non-owned” automobiles, for property damage, bodily injury, including death resulting therefrom with limits of not less than $1,000,000.00 for any one occurrence combined single limit.

d. Owners and contractors protective liability coverage for an amount not less than $3,000,000.00 (required of the General Contractor only, not from subcontractors).

4. Reasonable Easement. Landlord specifically reserves the right (and Tenant shall permit Landlord or its employees, agents or contractors reasonable access to the Premises, upon not less than forty-eight (48) hours’ prior notice to Tenant except in the event of an emergency in which case no prior notice will be required, for the purpose of exercising such rights), to install, maintain, repair and replace in the ceiling space and/or under the concrete slab in the Premises, all such electrical, plumbing, HVAC and other system components that may be required to service the Common Areas or other tenants in the Building. Adequate access panels or doors shall be incorporated into the Work for inspection, service and replacement of both Landlord and Tenant equipment. Landlord will use commercially reasonable efforts (a) not to cause or permit any damage to the Premises or any improvements thereto; (b) not to cause or permit any material interference with the operation of Tenant’s business; and (c) to cause any such work to be performed at times other than Normal Business Hours.

5. Contracts. Tenant agrees that it shall include in the general contract with the General Contractor the following provision, and that it shall require the General Contractor to include in its contracts with every contractor, subcontractor, mechanic, journeyman, laborer, material supplier or other person or entity performing labor upon, or furnishing materials or equipment to, the Premises in connection with Tenant’s Work the following provision:

“Contractor acknowledges that this provision is required under Tenant’s lease of the Premises to be improved under this Contract (“Premises”) from North Pad Office LLC (Lease). In consideration of Tenant’s engagement of Contractor to perform the work hereunder, and as an inducement to Tenant to enter into this Contract with Contractor, Contractor acknowledges, covenants and agrees that any mechanic’s lien which it may hereafter file, claim, hold or assert with respect to the work hereunder (i) shall attach only to Tenant’s interest in the Premises under the Lease and (ii) shall be subject, subordinate and inferior to the lien of any mortgage(s) now or hereafter held upon and against The Offices @ MOA by any lender(s) now or hereafter providing funds for the financing for The Offices @ MOA, notwithstanding that any such mortgage(s) may be recorded after the commencement of the work hereunder and that Contractor’s mechanic’s lien otherwise might be entitled to priority over any such mortgage(s). For such purposes, Contractor also shall execute, acknowledge and deliver a separate subordination agreement upon request by Tenant, North Pad Office LLC, or any such lender(s), prior to making any application or request for payment hereunder and as a condition precedent to Contractor’s right to receive any payment hereunder. Contractor likewise shall cause the liens and lien rights of all subcontractors, sub-subcontractors, materialmen, suppliers, laborers and all other persons furnishing work, labor, materials, equipment and services on or in connection with

D-1-2

the Premises to be limited to Tenant’s interest in the Premises under the Lease and to be subordinated to such mortgage(s), and Contractor shall obtain and deliver to Tenant a similar subordination agreement duly executed and acknowledged by each such subcontractor, sub-subcontractor, materialman, supplier, laborer and other person prior to making any application or request for payment hereunder and as a condition precedent to Contractor’s right to receive any payment hereunder. Contractor shall indemnify, defend and hold harmless Tenant, North Pad Office LLC, and such lender(s) from and against any and all loss, costs, damage, expense (including, without limitation, reasonable attorney fees), liability, suits, actions and judgments arising or resulting from Contractor’s failure to cause all such mechanic’s and materialmen’s liens to be limited to Tenant’s interest in the Premises under the Lease and to be subordinated to said mortgage(s) as herein provided, in addition to all other indemnities contained herein with respect to such liens.”

Tenant shall indemnify, defend and hold harmless Landlord and such lender(s) from and against any and all loss, costs, damage, expense (including, without limitation, reasonable attorney fees), liability, suits, action and judgments arising or resulting from Tenant’s failure to cause all such mechanic’s and materialmen’s liens to be limited to Tenant’s interest in the Premises under this Lease and to be subordinated to said mortgage(s) as herein provided, in addition to all other indemnities contained herein with respect to such liens.

B. TENANT’S PLANS. Subject and pursuant to Section 5 of Exhibit D, Tenant shall, at Tenant’s expense, prepare the Tenant’s Plans and submit them to Landlord for Landlord’s approval, which shall be in compliance with the Tenant Information Package. Tenant’s Plans shall indicate all proposed demolition, modification or reuse of existing improvements or equipment (if applicable), delineate all proposed new improvements or equipment, delineate a minimum of one (1) toilet room if required by applicable building codes, be to scale, be prepared, stamped and signed by an architect or engineer licensed to do business in the state in which the Building is located and be in accordance with: the Federal Occupational Safety and Health Act (OSHA) and regulations promulgated thereunder; all laws, ordinances and regulations of governing authorities having jurisdiction over the premises and utility companies; the overall design and construction standards of the Building contained in Exhibit D; whichever is more stringent.

Tenant shall not submit plans, shop drawings or specifications which have been prepared by contractors, subcontractors or suppliers (unless otherwise specifically required in Exhibit D) as such plans, shop drawings or specifications shall not be given consideration by Landlord and shall not serve to satisfy the obligations of Tenant provided for herein.

1. Landlord’s Approval of Tenant’s Plans.

a. Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or conformity with applicable laws (including but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational Safety and Health Act), and Tenant shall be solely responsible for such plans and specifications. Tenant shall indemnify and hold Landlord harmless from and against any and all errors and omissions contained in Tenant’s Plans, and any losses, costs, damages or claims of whatever nature (including, but not limited to reasonable

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attorneys’ fees and costs), arising out of or in connection with such compliance. Landlord shall not be liable for any loss to Tenant’s property or the property of any other person during construction, except to the extent due to the negligence or willful misconduct of any Landlord Party.

b. Should any conflict arise between any of Tenant’s Plans and the Lease such that, in Landlord’s reasonable opinion, the integrity or code compliance of any existing Landlord or adjacent tenant improvements and construction is jeopardized, the applicable portion(s) of the Lease shall be determinative. Any modification of such existing improvements or construction must receive the prior written approval of Landlord and all work shall be specifically stated in writing. Landlord’s approval of Tenant’s Plans will in no way alter, amend or waive the requirements or criteria of this Exhibit.

2. Existing Conditions.

a. Prior to the preparation of Tenant’s Plans, Tenant shall visit the Premises to verify existing conditions and construction to ensure that none of the Work shall be in conflict with any existing Landlord or adjacent tenant improvements and construction

b. In the event Tenant’s design requires revisions to Landlord’s building, mechanical, electrical or HVAC system(s), Tenant shall request, in writing, approval for such revision(s) and, if approved by Landlord, Landlord shall perform the necessary work to accommodate Tenant’s request. Tenant shall reimburse Landlord for the cost of such work as provided herein.

3. Utility Services. All utility services are subject to the limitation and capacities of existing Building facilities and equipment and the availability of service from the local serving utilities. Tenant shall, at Tenant’s expense and subject to Landlord’s prior written approval, provide and install any equipment necessary to adapt such existing services to Tenant’s requirements.

4. Roof. Tenant shall provide any required supports, blocking, temporary flashing, counterflashing or other work necessary to complete installation of Tenant’s equipment on Landlord’s roof. Cant strips and weatherproofing shall be done only by contractor designated by Landlord. Tenant will be required to supplement existing construction to achieve assembly ratings, thermal values or additional criteria as required by Tenant’s Work.

5. Fire Protection. Modifications to Tenant’s automatic fire sprinkler system shall be performed by a contractor designated by Landlord. The work shall conform to Landlord’s requirements and may include, but not be limited to, the cost of preparing engineered sprinkler shop drawings and the submission of such drawings to Landlord’s fire insurance underwriter for approval, the relocating, re-sizing, and adding sprinkler piping or heads, draining the system and fire watch during system down-time.

6. HVAC Criteria. In the event that Tenant elects to reuse all or a portion of any existing HVAC system(s), Tenant shall indicate same on Tenant’s drawings for Landlord’s review. In the event Landlord permits Tenant to reuse said systems, Tenant shall employ a qualified contractor to verify, by written confirmation to Landlord, that such HVAC system(s) is

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fully operable and in conformance with Landlord’s design criteria as provided in Landlord’s drawings (said written confirmation shall include, but not be limited to, an air balance report completed by an AABC certified air balance contractor and shall indicate, at a minimum, any discrepancies between design quantities and tested quantities). If any portion of Tenant’s HVAC system(s) is not fully operable or does not conform to Landlord’s design criteria, Tenant shall, at Tenant’s expense, have its contractor repair or replace same to comply therewith and thereafter provide Landlord with written confirmation thereof.

7. Intentionally omitted.

8. Materials and Services. Tenant shall pay Landlord an amount not to exceed $1.25 per rentable square foot of the Premises (which amount can be paid from the Improvement Allowance) for materials issued to or services provided for the General Contractor by Landlord or for work performed by Landlord for the General Contractor at the request of the General Contractor. Such items are itemized in the Tenant Information Package and may include (but not be limited to): temporary utilities; temporary sprinkler system (standard existing grid); temporary toilets; dumpster and trash removal; dock usage; housekeeping; security; facility maintenance; and testing of Landlord’s fire system.

9. Construction Rules. Tenant will abide by and require its contractors, subcontractors, agents and employees to abide by reasonable rules and regulations published by Landlord from time to time, including, but not limited to, those pertaining to parking, toilet facilities, safety conduct, delivery of materials and supplies, employee egress to the Building, trash storage or collection or removal, and cooperation with Landlord’s architect, general contractor and subcontractors or other agents.

10. Waterproofing. Tenant shall install a waterproofing barrier membrane, in accordance with Landlord’s specifications, in all areas that may be exposed to fluids or liquids including, but not limited to, restrooms, food preparation and service areas.

C. CLOSE-OUT REQUIREMENTS. To the extent that Tenant has not already provided the following items pursuant to Section 2(a) or Section 5.D of Exhibit D, then Tenant’s Work shall be deemed completed at such time as Tenant, at its sole expense and without cost to Landlord, shall provide:

1. Proof of Payment. Furnish evidence satisfactory to Landlord that all of Tenant’s Work has been completed and paid for in full (and that such work has been accepted by Landlord), including the costs for Tenant’s Work that may have been done by Landlord and the costs for any other work done by Landlord which Landlord may be entitled to payment in accordance with the provisions of this Exhibit D-1, the Tenant Information Package, or elsewhere in the Lease, that any and all liens therefor that have been or might be filed have been discharged of record or waived, and that no security interests relating thereto are outstanding.

2. Tenant’s Affidavit. Furnish an affidavit from Tenant listing all contractors and any material suppliers in the employ of said Tenant who have provided goods or services for the completion of Tenant’s Work in the Premises.

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3. Tenant Contractor’s Affidavit. Furnish an affidavit from Tenant’s general contractor listing all parties who have furnished materials or labor or services to that contractor for completion of Tenant’s Work in the Premises.

4. Certificate of Occupancy. Furnish all certificates and other approvals with respect to Tenant’s Work that may be required from any governmental authority and any board of fire underwriter’s or similar body for the use and occupancy of the Premises.

5. Record Drawings. Furnish Landlord with one set of reproducible record drawings of the Premises showing any changes made during construction.

6. Estoppel Certificate. Furnish a Tenant-executed estoppel certificate as may be required by Landlord or Landlord’s mortgagee.

D. CONSTRUCTION ACTIVITIES

1. If any roof cuts or penetrations are required by Tenant, all curbs, supports, blocking, temporary flashing, counterflashing or other work necessary for installation shall be provided and installed by Tenant at its expense. Tenant shall promptly notify Landlord, in advance, of the need for such cuts or penetrations and shall utilize Landlord’s designated roofing contractor for this work. Tenant’s contractor shall be responsible for contracting with Landlord’s roofing contractor to perform this work.

2. During construction, Tenant is responsible to coordinate with Landlord’s representative for off-hours access and associated wall and floor protection.

3. Tenant acknowledges that its construction activities in the Premises and the Building are subject to a certain Project Labor Agreement. Such Project Labor Agreement is fully incorporated herein by reference. As a material consideration of Landlord entering into and executing this Lease with Tenant, Tenant agrees to abide by the terms, conditions and provisions of the Project Labor Agreement as such Project Labor Agreement affects Tenant’s construction activities in the Premises and the Building. Tenant’s failure to abide by the same may be deemed a default of this Lease if such failure results, either directly or indirectly, in a work stoppage or interference or the threat of the same in the construction activities in the Building or any other tenant’s space. Landlord or Landlord’s authorized representative may take such action as Landlord or its authorized representative deems necessary in order to immediately enforce the terms of the Project Labor Agreement and in order to prevent, avoid or terminate any interference or work stoppage (or the threat thereof) in connection with the construction of any part of the Building or any other tenant’s space. Such action may include, but shall not be limited to, the issuance of a cease and desist directive to Tenant. Tenant shall reimburse Landlord or any other tenant in the Building for any losses, fees, expenses or damages suffered or incurred by Landlord or such other tenant in the Building as a result of Tenant’s failure to comply with the Project Labor Agreement.

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SUMMARY OF TENANT INFORMATION PACKAGE

SCHEDULE C

Office Tenant Criteria – LEED

The following is a partial synopsis of the Tenant Information Handbook that is included as part of the Tenant Information Package, which has been previously delivered to Tenant. Tenant is required to review the Tenant Information Handbook for all design and construction related requirements.

PREMISES INTERIOR

Tenant will accept space its “as is” condition, which Landlord agrees shall be “warm shell” condition and is responsible for demolition and removal of any existing improvements. Landlord does not allow for any abandonment of equipment, facilities, utilities or services on the property. Tenant is responsible for complete removal and disposal of all existing improvements and penetration repairs. Tenant is responsible for all reinforcing, insulation sheetrock and finish of new demising walls. Tenant is required to perform a site survey to confirm all existing site conditions. Additional information is available in the Tenant Information Handbook.

POWER DISTRIBUTION/ELECTRICAL SERVICE

Landlord provides 1-1/4” conduit (pipe only) from Landlord’s switchgear to Tenant’s Premises. All pipe upgrades, feeder cable installation and switch installations are responsibility of the Tenant. Tenant is required to contract with Landlord’s designated electrical contractor for installation of complete service from Landlord’s electrical service room. Permanent service supplied to Tenant space is 277/480 volt, 60 hertz, 3 phase, 4 wire. Tenant is responsible for all required transformer and sub panel installations. Reuse of existing electrical equipment or use of used electrical equipment is not allowed unless Tenant’s electrical contractor has the equipment certified by a fully certified NETA contractor. Tenant to install Landlord required electrical metering utilizing Landlord-designated contractor at Tenant’s expense. Additional information is available in the Tenant Information Handbook.

TELEPHONE

Tenant is responsible for the installation of necessary telephone wiring. All required work outside of tenants leased space to be performed by the Landlord’s designated low voltage contractor or telephone service provider at Tenant’s expense.

FIRE ALARM

Tenant to contract with Landlord’s designated electrical contractor at Tenant’s expense for the installation of a Simplex smoke detector within 5’ of entrance of the Premises. Multiple detectors may be required depending on the number of entrances or size of openings.

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PROJECT LABOR AGREEMENT

The Landlord has a Project Labor Agreement with the Minneapolis Building & Construction Trades Council. The Tenant must utilize union contractors and union labor for the construction of Tenant’s Premises.

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MECHANICAL CRITERIA

Office

HVAC System Type/ Chilled media	Tenant provided Series fan powered VAV boxes in Tenant space. (Design Landlord coil discharge 47.5 deg. DB, .8 cfm per sq. ft. available). Landlord provide central system with chilled media.

Outside Air	Code minimum and economizer supplied through Landlord system (+/- .2 cfm per sq. ft. @ design). Landlord provided.

Return	Plenum Provide 20 sq. ft. minimum transfer opening in demising walls with adjacent Tenant’s. Landlord provided.

Smoke Evacuation	Through return air path. Landlord provided

Toilet Exhaust	Landlord provided main, duct extension and register by Tenant (150 cfm maximum). Greater quantities for larger Tenants must be negotiated with Landlord.

Exhaust Replacement Air/Make up air	From outside air and from Landlord common area (up to 2,500 cfm) without Tenant provided make up air system.

Air Balancing	Performed by Landlord designated contractor at Tenant’s expense. Complete rebalance of all variable air volume boxes and associated registers required during new construction, full remodel and partial remodel.

Temperature Controls/Hood Controls	Landlord specification purchased with VAV box. Tenant provided.

Natural Gas	Non – Applicable

Plumbing	Available at wet columns (waste loop for ground level only)

Water	1-1/2” valved connection

Waste	4” wye connection

Vent	2” wye or tee connection

Grease Waste	Grease waste riser available

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Plumbing Fixtures	Low flow water closets, urinals, lavatory faucets required. See Tenant In formation Handbook for maximum fixture flow rates

Fire Protection	Tenant to modify existing grid or utilize connection provided. Work and engineering to be completed by Landlord designated contractor at Tenant’s expense.

Building Thermal Valves	Roof R30, Exterior Wall R11 shall be maintained

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord, which Landlord shall not unreasonably withhold, condition or delay.

4. Landlord shall provide all door locks or Tenant can install an electronic card access system in each tenant’s leased premises which is compatible and programmable with the Building’s system, at the cost of such tenant, and no tenant shall place any additional door locks or access pads/systems in its leased premises without Landlord’s prior written consent.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than service animals) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

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8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. Except as otherwise expressly permitted in the Lease, no machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines or food preparation equipment of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

13. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

14. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

15. All mini blinds, draperies or other window treatments Tenant desires to install on exterior windows in the Premises shall be of such shape, color, materials and make as shall be approved by Landlord and the same shall be installed at Tenant’s cost.

16. No electric heaters or electric fans are allowed on the Premises without the prior written consent of Landlord.

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EXHIBIT F

CONFIRMATION OF COMMENCEMENT DATE

            , 2016

Re: Lease Agreement (the “Lease”) dated             , 2016, between North Pad Office, LLC, a Delaware limited liability company (“Landlord”), and Cray Inc., a Washington corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for latent defects as addressed in the Lease and the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, to the best of Tenant’s knowledge, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date and Rent Commencement Date. The Commencement Date of the Lease is             , 201    . The Rent Commencement Date of the Lease is             , 201    .

3. Expiration Date. The Term is scheduled to expire on the last day of the 153rd full calendar month of the Term, which date is             , 20    .

4. Rentable Area and Gross Rent Confirmation. The rentable square footage of the Premises and each floor thereof is as stated in the Basic Lease Information unless otherwise indicated on Exhibit B hereto. If the rentable square footage is different than as stated in the Basic Lease Information (as disclosed on Exhibit B hereto), then Landlord and Tenant agree that the Gross Rent is amended as set forth in Exhibit B attached hereto and the Early Termination Fee is amended as set forth in Exhibit B.

5. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:

6. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto except as may be set forth in the Lease. Landlord hereby ratifies and confirms its obligations under the Lease and represents and warrants to Tenant that it has no defenses thereto except as may be set forth in the Lease. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to the best of Tenant’s knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant. Additionally, Landlord further confirms and ratifies that, as of the date hereof, (i) the Lease is and remains in good standing and in full force and effect, and (ii) to the best of Landlord’s knowledge, Landlord has no claims, counterclaims, set-offs or defenses against Tenant arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

7. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

NORTH PAD OFFICE, LLC, a Delaware limited liability company

By:
Name:
Title:

Agreed and accepted:
CRAY INC., a Washington corporation

By:
Name:
Title:

EXHIBIT A TO CONFIRMATION OF COMMENCEMENT DATE

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT B TO CONFIRMATION OF COMMENCEMENT DATE

ADJUSTMENTS TO RENTABLE AREA AND GROSS RENT

Insert any adjustments to the Rentable Area, Gross Rent and Early Termination Fee. State “none” if there are no such adjustments.

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between North Pad Office, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises on the 7th, 8th, 9th, and 10th floor(s) of the office building located at 8000 24th Avenue South, Bloomington, Minnesota 55425 and commonly known as The Offices @ MOA, and hereby certifies as follows:

1. The Lease consists of the original Office Lease Agreement dated as of             , 2016 between Tenant and Landlord’s and the following amendments or modifications thereto (if none, please state “none”): [***Reminder to refer to the Confirmation of Commencement Date letter agreement. It might amend the square footage and Gross Rent.***]

______________________________________________________________________________________________.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on             , 201    , and the Term expires, excluding any renewal options, on             , 20    , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Gross Rent have been paid when due through             . The current monthly installment of Gross Rent is $        .

6. To the best of Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder, except as follows (if none, please state “none”):                                         . In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder, except as follows (if none, please state “none”):                     .

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7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and, to the best of Tenant’s knowledge, no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease, except as follows (if none, please state “none”):                     .

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

12. To the best of Tenant’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned, subject to latent defects, and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of             , 201    .

TENANT:
CRAY INC., a Washington corporation

By:
Name:
Title:

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EXHIBIT H

RENEWAL OPTION

If an uncured Event of Default does not exist at the time of such election, Tenant shall have the right and option to extend the Term of this Lease for two (2) additional periods of five (5) years each, by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the Term, as the same may have been extended. Tenant may exercise the first five (5) year option without exercising the second five (5) year option. Tenant may only exercise the second five (5) year option if Tenant has exercised the first five (5) year option, by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the previously extended Term. The Gross Rent payable for each month during each such extended Term shall be the prevailing gross rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term. Landlord’s proposed Prevailing Rental Rate shall be the current lease rates for recently-negotiated space in the Building or any other office building at Mall of America, if applicable, or in the event there are no recently-negotiated comparable leases in the Building or any other office building at Mall of America, buildings of substantially equivalent in quality, size and utility to the Building in the South Metro area of Minneapolis/St. Paul, with the length of the extended Term, the credit standing of Tenant, and improvement allowances, abated rent and other concessions and transaction costs with respect to such comparable leases to be taken into account. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Gross Rent, if any, and the other terms and conditions offered. Landlord’s notice shall include a true and complete copy of a rent roll for the Building and any other office building at the Mall of America development setting forth the only following information: (a) the area of the premises, within the following specified ranges: less than 5000 rsf; 5000 to 20,000 rsf; 20,000 to 40,000 rsf; 40,000 to 70,000 rsf; over 70,000 rsf; (b) the lease commencement date and expiration date; (c) the rental rate(s), including escalations, and whether it is gross or net, with an explanation of what that means/includes; (d) in the event that any leases use net rent figures, then operating expense information must be included; (e) free or abated rent; (f) tenant improvement or other allowance funds; (g) any other financial inducements or concessions that would “artificially” increase the rental rate (e.g., payment of a tenant’s lease termination fee); and (h) identification of the building in which the premises is located (if there is more than one office building at the Mall of America development). Tenant shall, within twenty (20) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Gross Rent shall be adjusted to the Prevailing Rental Rate;

(b) After Tenant’s exercise of the second renewal option, Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

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If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, such rate shall be determined by an independent third-party appraiser with more than ten (10) years of experience in valuing office lease rates in the South Metro area of Minneapolis/St. Paul (the “Appraiser”). Within five (5) Business Days of Tenant’s rejection of Landlord’s determination of the Prevailing Rental Rate, Landlord and Tenant shall each identify an independent third-party appraiser with more than ten (10) years of experience in valuing office lease rates in the South Metro area of Minneapolis/St. Paul, and within ten (10) days after the last identification, such persons shall appoint the Appraiser. Nothing herein shall prevent Landlord and Tenant from directly mutually agreeing upon the identity of the Appraiser. Landlord and Tenant shall instruct the Appraiser to determine the Prevailing Rental Rate and to notify Landlord and Tenant of the same in writing, including appropriate supporting information, as quickly as possible, and in any event within thirty (30) days after being appointed. Landlord shall pay the fees of the appraiser Landlord appoints under this paragraph. Tenant shall pay the fees of the appraiser Tenant appoints under this paragraph. Landlord and Tenant shall each pay one-half of the fees of the Appraiser.

If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, then Tenant shall be deemed to have timely rejected Landlord’s determination of the Prevailing Rental Rate.

Tenant’s rights under this Exhibit shall terminate if (1) Tenant’s right to possession of the Premises is terminated, (2) Tenant sublets more than twenty-five percent (25%) of the Premises other than in connection with a Permitted Sublease, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT I

EXTERIOR BUILDING SIGNAGE

(Not Attached)

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EXHIBIT J

CALCULATION OF EARLY TERMINATION FEE

Cray Early Termination Fee

Tenant’s Square Footage	87,500

Tenant Allowance @ $70.00 Per Sq. Ft.		$6,125,000.00
Early Termination Fee for Existing Cray Lease		$2,273,947.05
Brokerage Fee @ $1.70 Per Sq. Ft. per Year		$1,896,562.50
Total Tenant Allowance & Brokerage Fee to be amortized @ 7% interest		$10,295,509.55

Amount Due for Early Termination Fee		$4,856,658.68

For every square foot above or below 87,500 square feet, the Tenant Allowance Amount and Brokerage Fee Amount is adjusted by $91.68 per foot.

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EXHIBIT K

ACH PAYMENT FORM, W-9 FORM AND SIZE SELF-CERTIFICATION FORM

(Not Attached)

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EXHIBIT L

NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into by NORTH PAD DEVELOPMENT, LLC, a Delaware limited liability company (“Ground Lessor”), NORTH PAD OFFICE, LLC, a Delaware limited liability company (“Landlord”) and CRAY INC., a Washington corporation (“Tenant”) and is attached to and made a part of the Office Lease Agreement defined below.

RECITALS

Landlord, as lessee, and Ground Lessor, as lessor, entered into that certain Ground Lease dated                      (the “Ground Lease”) regarding the real property and improvements thereon described as Tract E, Registered Land Survey No. 1823, Hennepin County, Minnesota.

Landlord subsequently caused an office building and other improvements to be constructed on said land, which building is commonly known as The Office @ MOA (the “Building”).

Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, a portion of the Building (the “Premises”), as more specifically set forth in that certain Office Lease Agreement dated as of April     , 2016, by and between Landlord and Tenant (the “Office Lease Agreement”), to which Office Lease Agreement this Agreement is attached.

As a material condition to entering into the Office Lease Agreement, Tenant has required Ground Lessor and Landlord to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are correct and are incorporated herein.

2. Definitions. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Agreement shall have the same meaning as in the Office Lease Agreement.

3. True and Complete Copy of Office Lease Agreement. Landlord and Tenant hereby represent that the Office Lease Agreement described herein and to which this Agreement is attached is a true, correct and complete copy thereof, which Office Lease Agreement constitutes the entire agreement between the parties thereto regarding the subleasing of the Premises.

4. Consent of Ground Lessor. If and to the extent the consent or approval of the Office Lease Agreement is required from Ground Lessor, Ground Lessor hereby consents to and approves the leasing of the Premises to Tenant pursuant to the Office Lease Agreement.

5. Representations. Ground Lessor and Landlord represent and warrant to Tenant as follows:

(a) The Ground Lease is in full force and effect and it has not been modified, amended, terminated or rescinded; and

(b) There exists no default nor any event that, with the passing of time or delivery of notice or both, would constitute a default under the Ground Lease.

9. Attornment. Tenant and Ground Lessor hereby agree that, if by reason of an event of default on the part of Landlord under the Ground Lease or by any other reason there is a termination or surrender of the Ground Lease, or if Ground Lessor enters into and becomes possessed of the Premises or otherwise succeeds to Landlord’s interest under the Office Lease Agreement (the date of such event shall be deemed the “Attornment Date”), then, the Office Lease Agreement shall continue as a direct lease between Ground Lessor and Tenant upon all of the terms, covenants, conditions, and agreements as set forth in the Office Lease Agreement, and Tenant agrees to be bound by the Office Lease Agreement and to attorn to Ground Lessor and recognize Ground Lessor as its landlord, and Ground Lessor agrees to be bound thereby and recognize Tenant as its tenant thereunder and not to disturb Tenant’s occupancy or use of the Premises. Upon the request of either party, the other party shall promptly execute and deliver an agreement or other instrument as reasonably necessary or appropriate to evidence such attornment.

10. Governing Document. If and to the extent any term or provision of this Agreement is inconsistent with the Ground Lease or the Office Lease Agreement, the terms and provision of this Agreement shall govern and control.

11. Miscellaneous. The headings used herein are for convenience only and are not to be used in interpreting this Agreement. This Agreement shall be construed, enforced and interpreted under the laws of the State of Minnesota. This Agreement may not be modified, amended or changed orally, but only by an agreement in writing signed by the parties hereto. No party hereto shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by such party. If any provision of this Agreement is invalid or unenforceable, such provision shall be deemed to be modified to be within the limits of enforceability or validity, if feasible; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable. This Agreement is the entire agreement between the parties regarding the subject matter hereof; any prior or simultaneous oral or written agreement regarding the subject matter hereof is superseded by this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement is entered into and is effective as of the date of execution by the last party hereon.

GROUND LESSOR:
NORTH PAD DEVELOPMENT, LLC

Dated:	By:
Name:
Title:

LANDLORD:
NORTH PAD OFFICE, LLC

Dated:	By:
Name:
Title:

TENANT:
CRAY INC.

Dated:	By:
Name:
Title:

EXHIBIT M

This document prepared by and after

recording return to:

XX Bank Counsel LLP

XX Address

Chicago, Illinois 60XXX

Attn:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated this      day of             , 2016, is made by and among CRAY INC., a Washington corporation (“Tenant”), NORTH PAD OFFICE LLC, a Delaware limited liability company (“Landlord”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank (“Mortgagee”).

WHEREAS, Mortgagee made a loan to Landlord in the principal amount of $        , secured by, among other things, a [Construction Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents] (herein, as may from time to time be extended, amended, restated or supplemented, the “Mortgage”), covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements thereon (“Improvements”) (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under that certain Office Lease Agreement with Landlord dated April     , 2016 (herein, as may from time to time be extended, amended, restated or supplemented, the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants, subject to Section 2 below and subject to the other terms of this Agreement, that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the Premises, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior in all respects to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect all or any portion of the Property (collectively, the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the immediately preceding sentence, securing the indebtedness owing to Mortgagee. Without limiting the generality of the foregoing subordination provision, the Tenant hereby agrees that any of its right, title and interest in and to insurance proceeds and condemnation awards (or other similar awards arising from eminent domain proceedings) with respect to damage to or the condemnation (or similar taking) of any of the Property, shall be subject and subordinate to the Mortgagee’s right, title and interest in and to such proceeds and awards pursuant to the Security Documents.

2. Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent or other payments due under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a) Tenant’s possession of the Premises, and its rights and privileges under the Lease, including but not limited to any extension or renewal rights, shall not be disturbed, diminished or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage or in connection with the conveyance of the Property by deed in lieu of foreclosure, and

(b) Mortgagee will not join Tenant as a party defendant in any action or proceeding for foreclosure of the Mortgage, unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the Premises.

3. Attornment.

A. Tenant covenants and agrees that in the event of the foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by a deed in lieu of foreclosure (each being referred to herein as the “Transfer Date”) (the purchaser at foreclosure or the transferee in such deed in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called the “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and New Owner and Tenant agree that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

(1) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations first accruing prior to New Owner’s actual ownership of the Property; provided, however, New Owner shall not be released to the extent and for the period of time that any default, including but not limited to maintenance and repair obligations, continues uncured from and after the earlier of the Transfer Date or the date Mortgagee or a receiver exercises rights to manage the Property under any assignment of leases and rents granted by Landlord;

(2) subject to any claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) unless the Tenant shall have provided the Mortgagee with (A) notice of the applicable default that gave rise to such offset or defense, and (B) the opportunity to cure the same, all in accordance with the terms of Section 4(b) below;

(3) bound by any payment of rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance of the date when due under the Lease;

(4) bound by any amendment or modification of the Lease hereafter made, without the written consent of Mortgagee (if such consent is required pursuant to the terms of the Security Documents); or

(5) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not been transferred to New Owner.

B. The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any reasonable instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as set forth in the Lease for the unexpired term of the Lease.

4. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee, unless such amendment is permitted pursuant to the Security Documents. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with the financing being made by Mortgagee and secured, in part, by the Mortgage.

(b) From and after the date hereof, in the event of a default by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until Tenant has given Mortgagee until the expiration of Landlord’s applicable cure period to cure such default; provided, however, that Mortgagee shall have no duty or obligation to cure or remedy any default. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal and unique to Landlord, and therefore not susceptible to cure by Mortgagee.

(c) In the event that Mortgagee notifies Tenant of a default under the Mortgage or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the later of ten (10) calendar days after Tenant receives such notice or the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage or other Security Documents, and notwithstanding any contrary instructions of or demands from Landlord.

(d) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

(e) Subject to Section 27(c) and (d) of the Lease, Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of any improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

(f) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession provided that to the extent that the breach of any such warranty shall give the Tenant the right to terminate the Lease pursuant to the terms of the Lease, Tenant shall retain such right to terminate pursuant to the terms of the Lease.

(g) In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or the Premises, together with the rents and any other income therefrom, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, together with the rents and any other income therefrom, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment, except for personal liability of Mortgagee or New Owner, if any, to the extent of such equity interest, rents and income.

5. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs,

representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage or any of the other Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage and the other Security Documents; (b) the provisions of the Mortgage and the other Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 4(b) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage or any of the other Security Documents. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

6. Lease Status. Landlord and Tenant (without investigation or inquiry by Tenant) represent and warrant to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

7. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt by the parties hereto other than the particular party whose address is to be changed. This Paragraph 7 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan secured by the Mortgage or to require giving of notice or demand to or upon any person in any situation or for any reason.

8. Miscellaneous.

A. This Agreement supersedes any inconsistent provision of the Lease.

B. Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage or the other Security Documents.

C. This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities thereafter arising of the assigning Mortgagee under this Agreement shall terminate, subject to the assignee expressly assuming the same, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred.

D. THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

E. The words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

F. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

G. If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF MORTGAGEE:	MORTGAGEE:

120 S. LaSalle Street	THE PRIVATEBANK AND TRUST COMPANY,
Chicago, Illinois 60603	an Illinois state chartered bank
Attention:

By:
Name:
Title:

ADDRESS OF TENANT:	TENANT:

Prior to the Rent Commencement Date of the Lease:	CRAY INC., a Washington corporation

Cray Inc.	By:
380 East Jackson Street	Name:
St. Paul, Minnesota 55101	Title:
Attention:

After the Rent Commencement Date of the Lease:

Cray Inc.
At the Premises
Attention:

And to (both before and after the Rent Commencement Date of the Lease):

Cray Inc.
900 Lowater Road
Chippewa Falls, Wisconsin 84729
Attention: Bill Howard

With a copy to (both before and after the Rent Commencement Date of the Lease):

Cray Inc.
901 Fifth Avenue, Suite 1000
Seattle, Washington 98164
Attention: Mike Piraino, General Counsel

ADDRESS OF LANDLORD:	LANDLORD:

North Pad Office, LLC

c/o Mall of America

60 East Broadway

Bloomington, Minnesota 55425

Attention: Kurt Hagen

With a copy to:

Mall of America

60 East Broadway

Bloomington, Minnesota 55425

Attention: Legal Department

NORTH PAD OFFICE, LLC, a Delaware limited liability company
By:
Name:
Title:

STATE OF	)
	)	SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 201    .

Notary Public

My Commission Expires:

STATE OF	)
	)	SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of                  CRAY INC., a Washington corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 201    .

Notary Public

My Commission Expires:

STATE OF	)
	)	SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of                      NORTH PAD OFFICE LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 201    .

Notary Public

My Commission Expires:

EXHIBIT “A”

TO SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

LEGAL DESCRIPTION OF THE PROPERTY

Tract E, Registered Land Survey No. 1823, Hennepin County, Minnesota

EXHIBIT N

PLAN SHOWING TENANT’S DESIGNATED UNDERGROUND

PARKING SPACES ON LEVELS P1 and P2

(Not Attached)

N-1

EXHIBIT O

PLAN SHOWING RESTRICTED SURFACE PARKING AREAS

(Not Attached)

O-1